================================================================================

                      PRICE COMMUNICATIONS WIRELESS, INC.,

                                   as Issuer,

                                 THE GUARANTORS
                         party hereto from time to time,

                                       and

                         BANK OF MONTREAL TRUST COMPANY,

                              --------------------

                                   as Trustee

                                    INDENTURE

                              --------------------

                           Dated as of June 16, 1998

                                 $1,000,000,000

                      9-1/8% Senior Secured Notes due 2006

================================================================================

                              CROSS-REFERENCE TABLE

Trust Indenture Act                                             Indenture
      Section                                                    Section
      -------                                                    -------

310(a)(1)...................................................      7.10
   (a)(2)...................................................      7.10
   (a)(3)...................................................      N.A.
   (a)(4)...................................................      N.A.
   (a)(5)...................................................      7.10
   (b)......................................................      7.10
   (c)......................................................      N.A.
311(a)......................................................      7.11
   (b)......................................................      7.11
   (c)......................................................      N.A.
312(a)......................................................      2.05
   (b)......................................................      13.03
   (c)......................................................      13.03
313(a)......................................................      7.06
   (b)......................................................      7.06
   (c)......................................................      7.06
   (d)......................................................      7.06
314(a)(1)...................................................      4.09
   (a)(2)...................................................      N.A.
   (a)(3)...................................................      4.09
   (a)(4)...................................................      4.08
   (b)......................................................      10.03
   (c)(1)...................................................      13.04
   (c)(2)...................................................      13.04
   (c)(3)...................................................      N.A.
   (d)......................................................      10.06
   (e)......................................................      13.05
   (f)......................................................      N.A.
315(a)......................................................      7.01
   (b)......................................................      7.05
   (c)......................................................      7.01
   (d)......................................................      7.01
   (e)......................................................      6.13
316(a)(1)(A)................................................      6.11
   (a)(1)(B)................................................      6.12
   (a)(2)...................................................      N.A.
   (b)......................................................      6.08
   (c)......................................................      N.A.
317(a)(1)...................................................      6.03
   (a)(2)...................................................      6.04
   (b)......................................................      2.04
318(a)......................................................      13.01
   (b)......................................................      N.A.
   (c)......................................................      N.A.

----------
N.A. means "Not Applicable"

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions................................................1
SECTION 1.02.   Incorporation by Reference of the Trust Indenture
                  Act.....................................................25
SECTION 1.03.   Rules of Construction.....................................25

                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.01.   Form and Dating...........................................26
SECTION 2.02.   Execution and Authentication..............................26
SECTION 2.03.   Registrar and Paying Agent................................28
SECTION 2.04.   Paying Agent to Hold Assets in Trust......................28
SECTION 2.05.   Securityholder Lists......................................29
SECTION 2.06.   Transfer and Exchange.....................................29
SECTION 2.07.   Replacement Securities....................................36
SECTION 2.08.   Outstanding Securities....................................36
SECTION 2.09.   Treasury Securities.......................................37
SECTION 2.10.   Temporary Securities......................................37
SECTION 2.11.   Cancellation..............................................37
SECTION 2.12.   Defaulted Interest........................................37

                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01.   Optional Redemption.......................................39
SECTION 3.02.   Notices to Trustee........................................40
SECTION 3.03.   Selection of Securities to Be Redeemed....................40
SECTION 3.04.   Notice of Redemption......................................40
SECTION 3.05.   Effect of Notice of Redemption............................41
SECTION 3.06.   Deposit of Redemption Price...............................42
SECTION 3.07.   Securities Redeemed in Part...............................42

                                                                        Page
                                                                        ----
                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.   Limitation on Sale and Leaseback Transactions.............43
SECTION 4.02.   Payment of Securities.....................................43
SECTION 4.03.   Maintenance of Office or Agency...........................43
SECTION 4.04.   Limitation on Restricted Payments.........................44
SECTION 4.05.   Corporate Existence.......................................45
SECTION 4.06.   Payment of Taxes and Other Claims.........................46
SECTION 4.07.   Maintenance of Properties and Insurance...................46
SECTION 4.08.   Compliance Certificate; Notice of Default.................47
SECTION 4.09.   Reports; Rule 144A Information Requirement................47
SECTION 4.10.   Limitation on Status as Investment Company................48
SECTION 4.11.   Limitation on Transactions with Related Persons...........48
SECTION 4.12.   Limitation on Incurrence of Additional
                  Indebtedness............................................49
SECTION 4.13.   Limitations on Restricting Subsidiary Dividends...........51
SECTION 4.14.   Limitations on Liens; Impairment of Security
                  Interest................................................52
SECTION 4.15.   Limitation on Asset Sales and Sales of Subsidiary
                  Stock...................................................53
SECTION 4.16.   Waiver of Stay, Extension or Usury Laws...................59
SECTION 4.17.   [Reserved]................................................59
SECTION 4.18.   Limitation on Lines of Business...........................60
SECTION 4.19.   Restriction on Sale and Issuance of Subsidiary
                  Stock...................................................60
SECTION 4.20.   Limitation on Guarantees..................................60
SECTION 4.21.   Minimum Coverage Ratio....................................60
SECTION 4.22.   Separate Account..........................................61

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

SECTION 5.01.   Limitation on Merger, Sale or Consolidation...............62
SECTION 5.02.   Successor Corporation Substituted.........................63

                                    ARTICLE 6

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 6.01.   Events of Default.........................................63
SECTION 6.02.   Acceleration of Maturity Date; Rescission and
                  Annulment...............................................65

                                                                        Page
                                                                        ----

SECTION 6.03.   Collection of Indebtedness and Suits for
                  Enforcement by Trustee..................................66
SECTION 6.04.   Trustee May File Proofs of Claim..........................67
SECTION 6.05.   Trustee May Enforce Claims Without Possession of
                  Securities..............................................68
SECTION 6.06.   Priorities................................................68
SECTION 6.07.   Limitation on Suits.......................................69
SECTION 6.08.   Unconditional Right of Holders to Receive
                  Principal, Premium and Interest.........................69
SECTION 6.09.   Rights and Remedies Cumulative............................70
SECTION 6.10.   Delay or Omission Not Waiver..............................70
SECTION 6.11.   Control by Holders........................................70
SECTION 6.12.   Waiver of Past Default....................................70
SECTION 6.13.   Undertaking for Costs.....................................71
SECTION 6.14.   Restoration of Rights and Remedies........................71

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.   Duties of Trustee.........................................72
SECTION 7.02.   Rights of Trustee.........................................73
SECTION 7.03.   Individual Rights of Trustee..............................74
SECTION 7.04.   Trustee's Disclaimer......................................74
SECTION 7.05.   Notice of Default.........................................75
SECTION 7.06.   Reports by Trustee to Holders.............................75
SECTION 7.07.   Compensation and Indemnity................................75
SECTION 7.08.   Replacement of Trustee....................................76
SECTION 7.09.   Successor Trustee by Merger, Etc..........................77
SECTION 7.10.   Eligibility; Disqualification.............................78
SECTION 7.11.   Preferential Collection of Claims Against Company.........78

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   Option to Effect Legal Defeasance or Covenant
                  Defeasance..............................................78
SECTION 8.02.   Legal Defeasance and Discharge............................78
SECTION 8.03.   Covenant Defeasance.......................................79
SECTION 8.04.   Conditions to Legal or Covenant Defeasance................79

                                                                        Page
                                                                        ----

SECTION 8.05.   Deposited U.S. Legal Tender Equivalents and U.S.
                  Government Obligations to Be Held in Trust;
                  Other Miscellaneous Provisions..........................81
SECTION 8.06.   Repayment to the Company..................................81
SECTION 8.07.   Reinstatement.............................................81

                                    ARTICLE 9

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.   Supplemental Indentures Without Consent of Holders........82
SECTION 9.02.   Amendments, Supplemental Indentures and Waivers
                  with Consent of Holders.................................82
SECTION 9.03.   Compliance with TIA.......................................84
SECTION 9.04.   Revocation and Effect of Consents.........................84
SECTION 9.05.   Notation on or Exchange of Securities.....................85
SECTION 9.06.   Trustee to Sign Amendments, Etc...........................85

                                   ARTICLE 10

                             COLLATERAL AND SECURITY

SECTION 10.01.  Security..................................................86
SECTION 10.02.  Security Documents........................................86
SECTION 10.03.  Recording and Opinions....................................86
SECTION 10.04.  Reserved..................................................87
SECTION 10.05.  Release of Collateral.....................................87
SECTION 10.06.  Certificates of the Company...............................88
SECTION 10.07.  Authorization of Actions To Be Taken by the
                  Trustee Under the Security Documents....................88
SECTION 10.08.  Authorization of Receipt of Funds by the Trustee
                  Under the Collateral Documents..........................88

                                   ARTICLE 11

                           RIGHT TO REQUIRE REPURCHASE

SECTION 11.01.  Repurchase of Securities at Option of the Holder
                  upon a Change of Control................................89

                                                                        Page
                                                                        ----
                                   ARTICLE 12

                             GUARANTEE OF SECURITIES

SECTION 12.01.  Guarantee.................................................91
SECTION 12.02.  Execution and Delivery of Guarantee.......................93
SECTION 12.03.  Guarantee Unconditional, Etc..............................93
SECTION 12.04.  Limitation of Guarantor's Liability.......................94
SECTION 12.05.  Contribution..............................................95
SECTION 12.06.  Release...................................................95
SECTION 12.07.  Additional Guarantors.....................................95
SECTION 12.08.  Successors and Assigns....................................95
SECTION 12.09.  Waiver of Stay, Extension or Usury Laws...................96
SECTION 12.10.  No Personal Liability of Partners, Stockholders,
                  Officers, Directors.....................................96

                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.01.  TIA Controls..............................................96
SECTION 13.02.  Notices...................................................96
SECTION 13.03.  Communications by Holders with Other Holders..............97
SECTION 13.04.  Certificate and Opinion as to Conditions Precedent........97
SECTION 13.05.  Statements Required in Certificate or Opinion.............98
SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.................98
SECTION 13.07.  Legal Holidays............................................98
SECTION 13.08.  Governing Law.............................................98
SECTION 13.09.  No Adverse Interpretation of Other Agreements.............99
SECTION 13.10.  No Recourse Against Others................................99
SECTION 13.11.  Successors................................................99
SECTION 13.12.  Duplicate Originals.......................................99
SECTION 13.13.  Severability..............................................99
SECTION 13.14.  Table of Contents, Headings, Etc.........................100
SECTION 13.15.  Qualification of Indenture...............................100
SECTION 13.16.  Registration Rights......................................100

Exhibit A         Form of Security
Exhibit B         Form of Guarantee
Exhibit C         Form of Certificate to Be Delivered in
                     Connection with Transfers to Non-QIB
                     Accredited Investors
Exhibit D         Form of Certificate to Be Delivered in
                     Connection with Transfers Pursuant to
                     Regulation S
Exhibit E         Form of Security Agreement
Exhibit F         Form of Intercreditor Agreement

            INDENTURE, dated as of June 16, 1998 between Price Communications Wireless, Inc., a Delaware corporation (the "Company"), the Guarantors party hereto from time to time, and Bank of Montreal Trust Company, a New York banking corporation (the "Trustee").

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 9-1/8% Series A Senior Secured Notes due 2006 and the 9-1/8% Series B Senior Secured Notes due 2006 which may be exchanged for the 9-1/8% Series A Senior Secured Notes due 2006:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01. Definitions.

            "Acceptance Amount" shall have the meaning specified in Section
4.15.

            "Accumulated Amount" shall have the meaning specified in Section
4.15.

            "Acquired Person" shall have the meaning specified in the definition of "Permitted Investment."

            "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (ii) any officer, director, or controlling stockholder of such other Person. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

            "Agent" means any Registrar, Paying Agent or co-Registrar.

            "Annualized Operating Cash Flow" on any date means, with respect to any Person, the Operating Cash Flow for the Reference Period multiplied by four.

            "Annualized Operating Cash Flow Ratio" on any date (the "Transaction Date") means, with respect to any Person and its Subsidiaries, the ratio of (i) consolidated

Indebtedness of such Person and its Subsidiaries on the Transaction Date (after giving pro forma effect to the Incurrence of any Indebtedness on such Transaction Date) divided by (ii) the aggregate amount of Annualized Operating Cash Flow of such Person (determined on a pro forma basis after giving effect to all acquisitions or dispositions of businesses made by such Person and its Subsidiaries from the beginning of the Reference Period through the Transaction Date as if such acquisition or disposition had occurred at the beginning of such Reference Period); provided that for purposes of such computation, in calculating Annualized Operating Cash Flow and consolidated Indebtedness, (a) the transaction giving rise to the need to calculate the Annualized Operating Cash Flow Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (b) the Incurrence of any Indebtedness during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to retire Indebtedness or to acquire businesses) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period; (c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period; (d) all members of the consolidated group of such Person on the Transaction Date that were acquired during the Reference Period or thereafter and on or prior to the Transaction Date shall be deemed to be members of the consolidated group of such Person for the entire Reference Period; and (e) consolidated Indebtedness shall include any Indebtedness constituting Permitted Parent Securities to the extent that the aggregate outstanding amount thereof exceeds $153.4 million; provided, however, that with respect to any such Indebtedness, the amount thereof included pursuant to this clause (e) as of any date shall be limited to the proportion of such Indebtedness, if any, that is equal to the proportion of the interest on such Indebtedness that as of the most recent interest payment date in respect thereof was paid with cash distributed by the Company pursuant to clause (ii) of the second paragraph of Section 4.04. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

            "Applicable Premium" means, with respect to a Security at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Security at June 15, 2002 (such redemption price being described in Section 3.01), plus (2) all remaining required interest payments (excluding accrued but unpaid interest) due on such Security through June 15, 2002, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such Security.

            "Asset Sale" shall have the meaning specified in Section 4.15.

            "Asset Sale Offer" shall have the meaning specified in Section 4.15.

            "Asset Sale Offer Amount" shall have the meaning specified in
Section 4.15.

            "Asset Sale Offer Period" shall have the meaning specified in
Section 4.15.

            "Asset Sale Offer Price" shall have the meaning specified in Section 4.15.

            "Asset Sale Purchase Date" shall have the meaning specified in
Section 4.15.

            "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as of the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

            "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

            "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

            "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

            "Business Day" means a day that is not a Legal Holiday.

            "Capitalized Lease Obligations" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

            "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations or other ownership interests (however designated) of any Person and any rights (other than debt securities convertible into capital stock), warrants and options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest of such Person if such Person is a partnership.

            "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit to the United States of America is pledged in support thereof) in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition and
(iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

            "Cellular System" shall have the meaning specified in Section 4.21.

            "Change of Control" means (i) other than any transaction in which the resulting transferee Person need not assume the Securities as provided in the proviso to clause (i)(b) of Section 5.01, any sale, transfer or other conveyance, whether direct or indirect, of a majority of the fair market value of the assets of the Company or Parent, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than an Excluded Person or Excluded Group, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 50% of the equity of the transferee, (ii) any person or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than an Excluded Person or Excluded Group, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 50% of the equity of the Company or Parent then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company or Parent (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company or Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors of the Company or Parent then in office.

            "Change of Control Offer" shall have the meaning specified in
Section 11.01.

            "Change of Control Offer Period" shall have the meaning specified in
Section 11.01.

            "Change of Control Purchase Date" shall have the meaning specified in Section 11.01.

            "Change of Control Purchase Price" shall have the meaning specified in Section 11.01.

            "Change of Control Put Date" shall have the meaning specified in
Section 11.01.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

            "Collateral" shall have the meaning specified in the Security Agreement.

            "Collateral Account" means an account maintained with the Trustee or with any financial institution into which cash collateral and Eligible Investments securing the Securities are deposited pursuant to the terms of the Security Agreement.

            "Collateral Pool" shall have the meaning specified in Section 4.21.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

            "Company Systems" shall have the meaning specified in Section 4.15.

            "Computation Period" shall have the meaning specified in Section
4.04.

            "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (i) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to the Capitalized Lease Obligations) of such Person and its consolidated Subsidiaries during such period, including (a) original issue discount and non-cash interest payments or accruals on any Indebtedness, (b) the interest portion of all deferred payment obligations, and
(c) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (ii) the amount of dividends accrued or payable by such Person or any of its consolidated Subsidiaries in respect of Preferred Stock (other than by Restricted Subsidiaries of such Person to such Person or such

Person's Wholly Owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

            "Consolidated Net Income" of any Person for any period means the net income (or loss) of such Person and its consolidated Subsidiaries for such period, determined (on a consolidated basis) in accordance with GAAP, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication) (i) all extraordinary gains and losses and gains and losses that are nonrecurring (including as a result of Asset Sales outside the ordinary course of business), (ii) the net income, if positive, of any Person that is not a Subsidiary in which such Person or any of its Subsidiaries has an interest, except to the extent of the amount of dividends or distributions actually paid to such Person or a Subsidiary of such Person that both (a) are actually paid in cash to such Person or a Subsidiary of such Person during such period and (b) when taken together with all other dividends and distributions paid during such period in cash to such Person or a Subsidiary of such Person, are not in excess of such Person's pro rata share of such other Person's aggregate net income earned during such period, (iii), except as provided in the definition of "Annualized Operating Cash Flow Ratio" above, the net income (or loss) of any Subsidiary acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person (other than a Non-Recourse Restricted Subsidiary) to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement or instrument applicable to such Subsidiary. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

            "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which address as of the date hereof is 88 Pine Street, 19th Floor, New York, New York 10005.

            "Covenant Defeasance" shall have the meaning specified in Section 8.03.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

            "Defaulted Interest" shall have the meaning specified in Section
2.12.

            "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.

            "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

            "Disqualified Capital Stock" means, with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity; provided, however, that Capital Stock will not be deemed to be Disqualified Capital Stock if it may only be so redeemed or repurchased solely in consideration of Qualified Capital Stock of the Company or Parent.

            "DLJ Pop Book" means The Wireless Communications Industry survey published by Donaldson, Lufkin & Jenrette Securities Corporation.

            "DTC" shall have the meaning specified in Section 2.03.

            "Eligible Investments" means (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit or bankers' acceptances (including eurodollar deposits) issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500 million and a deposit rating of investment grade; (c) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's maturing not more than 180 days from the date of acquisition thereof by such Person; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's; or (f) money market mutual funds that invest primarily in the foregoing items.

            "Equity Offering" means with respect to any Person, the sale or offering of any Capital Stock of such Person that is not Disqualified Capital Stock.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            "Event of Default" shall have the meaning specified in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, from time to time, and the rules and regulations promulgated by the SEC thereunder, and any successor statute.

            "Exchange Capital Stock" shall have the meaning specified in Section 4.15.

            "Exchange Securities" means 9-1/8% Series B Senior Secured Notes due 2006 to be issued pursuant to this Indenture in connection with the offer to exchange Exchange Securities for the Initial Securities or for additional 9-1/8% Series A Secured Notes due 2006 issued pursuant to this Indenture that may be made by the Company pursuant to the Registration Rights Agreement or otherwise.

            "Excluded Group" means a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that includes one or more Excluded Persons; provided, however, that the voting power of the Capital Stock of the Company or Parent "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents a majority of the voting power of the Capital Stock "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group.

            "Excluded Person" means Robert Price, Parent (so long as not controlled by anyone other than Robert Price) and any Affiliate of any of the foregoing that is wholly owned by any of the foregoing

            "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence and outstanding on the Issue Date.

            "Final Put Date" shall have the meaning specified in Section 4.15.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or, if FASB ceases to exist, any successor thereto; provided, however, that for purposes of determining compliance with covenants in this Indenture, "GAAP" means such generally accepted accounting principles as in effect as of the Issue Date.

            "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of Security attached hereto as Exhibit A.

            "Guarantee" shall have the meaning specified in Section 12.01.

            "Guarantors" means each Restricted Subsidiary of the Company (other than a Non-Recourse Restricted Subsidiary) that has executed and delivered the Indenture or a supplement thereto to become a Guarantor, and "Guarantor" means any of them.

            "Holder" or "Securityholder" means a Person in whose name a Security is registered. The Holder of a Security will be treated as the owner of such Security for all purposes.

            "Holdings" means Price Communications Cellular Holdings, Inc., a Delaware corporation, and its successors and assigns.

            "Incur" shall have the meaning specified in Section 4.12.

            "Indebtedness" of any Person means, without duplication, (i) all liabilities and obligations, contingent or otherwise, of such Person, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments, (c) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for more than 90 days past their original due date or to financial institutions, which obligations are not being contested in good faith and for which appropriate reserves have not been established) those Incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (d) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (e) for the payment of money relating to a Capitalized Lease Obligation, or (f) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;
(ii) all obligations of such Person under Interest Swap and Hedging Obligations;
(iii) all liabilities of others of
the kind described in the preceding clauses (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any Capital Stock; (iv) all Disqualified Capital Stock of such Person and all Preferred Stock of such Person's Subsidiaries; and (v) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii), or (iv) or this clause (v), whether or not between or among the same parties; provided that the outstanding principal amount at any date of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such date.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Initial Purchasers" means NatWest Capital Markets Limited, Donaldson, Lufkin & Jenrette Securities Corporation, Nesbitt Burns Securities Inc., and Wasserstein Perella Securities, Inc.

            "Initial Securities" means the $525.0 million of 9-1/8% Series A Senior Secured Notes due 2006 issued pursuant to this Indenture.

            "Intercreditor Agreement" means an intercreditor agreement substantially in the form of Exhibit F hereto.

            "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

            "Interest Swap and Hedging Obligations" means any obligations of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of this Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

            "Investment" by any Person in any other Person means (without duplication) (i) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (ii) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension; (iii) the entering into by such Person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person; (iv) the making of any capital contribution by such Person to such other Person; and (v) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. For purposes of Section 4.04, (x) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (y) the amount of any Investment shall be the fair market value of such Investment plus the fair market value of all additional Investments by the Company or any of its Restricted Subsidiaries at the time any such Investment is made; provided, however that, for purposes of this sentence, the fair market value of net assets in excess of $5,000,000 shall be as determined by an independent appraiser of national reputation.

            "Issue Date" means the time and date of the first issuance of the Securities under this Indenture.

            "Junior Indebtedness" means Indebtedness of the Company that (i) requires no payment of principal prior to or on the date on which all principal of and interest on the Securities is paid in full and (ii) is subordinate and junior in right of payment to the Securities in all respects.

            "Legal Defeasance" shall have the meaning specified in Section 8.02.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

            "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

            "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any Change of Control Offer, Proceeds Purchase Offer or Asset Sale Offer).

            "Minimum Accumulation Date" shall have the meaning specified in
Section 4.21.

            "Minimum Collateral Value" shall have the meaning specified in
Section 4.21.

            "Moody's" means Moody's Investors Service, Inc.

            "MSA" shall have the meaning specified in the definition of "Pops".

            "Net Cash Proceeds" means the aggregate amount of cash and Cash Equivalents received by the Company and its Restricted Subsidiaries in respect of an Asset Sale (including upon the conversion to cash and Cash Equivalents of (A) any note or installment receivable at any time, or (B) any other property as and when any cash and Cash Equivalents are received in respect of any property received in an Asset Sale but only to the extent such cash and Cash Equivalents are received within one year after such Asset Sale), less the sum of (i) all reasonable out-of-pocket fees, commissions and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Board of Directors of the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Restricted Subsidiary of the Company in connection with such Asset Sale and (ii) the aggregate amount of cash so received which is used to retire any existing Senior Indebtedness of the Company or Indebtedness of its Restricted Subsidiaries, as the case may be, which is required to be repaid in connection with such Asset Sale or is secured by a Lien on the property or assets of the Company or any of its Restricted Subsidiaries, as the case may be; provided, however, that the provisions of this clause (ii) shall not permit any non-pro rata application of the proceeds of any Asset Sale to Permitted Pari Passu Secured Indebtedness to the disadvantage of the Securities.

            "Net Pops" of any Person with respect to any Cellular System means the Pops of the MSA or RSA served by such Cellular System multiplied by the direct and/or indirect percentage interest of such Person in the entity licensed or designated to receive an authorization by the Federal Communications Commission to construct or operate a Cellular System in that MSA or RSA.

            "Net Proceeds" means the aggregate net proceeds (including the fair market value of non-cash proceeds constituting equipment or other assets of a type generally used in a Related Business, in an amount reasonably determined by the Board of Directors of the Company for amounts less than or equal to $5,000,000 and by a financial advisor or appraiser of national reputation for greater amounts) received by a Person from any Equity Offering (other than to a Subsidiary of such Person) after payment of out-of-pocket expenses, commissions and discounts incurred in connection therewith.

            "Non-Recourse Restricted Subsidiary" shall have the meaning specified in the definition of "Permitted Acquisition Indebtedness".

            "Obligation" means any principal, premium, interest (including interest accruing subsequent to a bankruptcy or other similar proceeding whether or not such interest is an allowed claim enforceable against the Company in a bankruptcy case under Federal bankruptcy law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable pursuant to the terms of the documentation governing any Indebtedness.

            "Offering Memorandum" means that certain Offering Memorandum of the Company, dated June 9, 1998 relating to the original issuance and sale of the Initial Securities to the Initial Purchasers.

            "Officer" means, with respect to the Company, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

            "Officers' Certificate" means, with respect to the Company or any Parent, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company or such Parent, respectively, and otherwise complying with the requirements of Sections 13.04 and 13.05.

            "Operating Cash Flow" of any Person means (i) with respect to any period, the Consolidated Net Income of such Person for such period, plus (ii) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (a) the provisions for income taxes for such period for such Person and its consolidated Subsidiaries, (b) depreciation, amortization and other non-cash charges of such Person and its consolidated Subsidiaries and (c) Consolidated Interest Expense of such Person for such period, determined, in each case, on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, less

(iii) the amount of all cash payments made during such period by such Person and its Subsidiaries to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or for any prior period. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 13.04 and 13.05.

            "Parent" means PCC or any direct or indirect Wholly Owned Subsidiary of PCC that directly or indirectly wholly owns the Company.

            "Parent Indenture" means the indenture dated as of August 7, 1997, by and between Holdings and Bank of Montreal Trust Company, as trustee, under which the Parent Notes were issued.

            "Parent Notes" means the 13-1/2% Senior Secured Discount Notes due 2007 of Holdings.

            "Paying Agent" shall have the meaning specified in Section 2.03.

            "PCC" means Price Communications Corporation, a New York corporation, and its successors and assigns.

            "Permitted Acquisition Indebtedness" means, with respect to any Person, Indebtedness Incurred in connection with the acquisition of property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets, are of a type generally used in a Related Business; provided, however, that, in the case of the Company or its Restricted Subsidiaries, as applicable, (x) (i) the Company's Annualized Operating Cash Flow Ratio, after giving effect to such acquisition and such Incurrence on a pro forma basis, is no greater than such ratio prior to giving pro forma effect to such acquisition and such Incurrence; (ii) the Company's consolidated Indebtedness, divided by the Net Pops of the Company and its Restricted Subsidiaries, in each case giving pro forma effect to the acquisition and such Incurrence, does not exceed $175; and (iii) after giving effect to such acquisition and such Incurrence the acquired property, businesses or assets or such Capital Stock is owned directly by the Company or a Wholly Owned Restricted Subsidiary of the Company or (y) (i) under the terms of such Indebtedness and pursuant to applicable law, no recourse could be had for the payment of principal, interest or premium with respect to such Indebtedness or for any claim based thereon against the Company or any Restricted

Subsidiary of the Company other than the obligor of such Indebtedness and its Subsidiaries or any of their property or assets other than the Capital Stock of such obligor or its Subsidiaries, (ii) the obligor of such Indebtedness shall have, immediately after giving effect to such acquisition and such Incurrence on a pro forma basis, a ratio of Annualized Operating Cash Flow as of the date of such acquisition and Incurrence to the product of Consolidated Interest Expense for the Reference Period multiplied by four (but excluding from Consolidated Interest Expense all amounts that are not required to be paid in cash on a current basis) of at least 1.0 to 1, (iii) since the Issue Date no Permitted Investment (other than as permitted by clause (viii) of the definition of "Permitted Investment" below) shall have been made in such obligor or its Subsidiaries and (iv) immediately subsequent to the Incurrence of such Indebtedness, the obligor thereof shall be a Restricted Subsidiary and shall have been designated by the Company (as evidenced by an Officers' Certificate delivered promptly to the Trustee) to be a "Non-Recourse Restricted Subsidiary".

            "Permitted Investment" means (i) Investments in Cash Equivalents;
(ii) Investments in the Company or a Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary); (iii) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (a) the Acquired Person immediately thereupon becomes a Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary) or (b) the Acquired Person immediately thereupon either
(1) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries (other than a Non-Recourse Restricted Subsidiary) and the surviving Person is the Company or a Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary) or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries (other than a Non-Recourse Restricted Subsidiary); (iv) Investments in accounts and notes receivable acquired in the ordinary course of business;
(v) any securities received in connection with an Asset Sale (other than those of a Non-Recourse Restricted Subsidiary) and any investment with the Net Cash Proceeds from any Asset Sale in Capital Stock of a Person, all or substantially all of whose assets are of a type used in a Related Business, that complies with
Section 4.15; (vi) any guarantee issued by a Restricted Subsidiary Incurred in compliance with this Indenture; (vii) advances and prepayments for asset purchases in the ordinary course of business in a Related Business of the Company or a Restricted Subsidiary; (viii) Investments in Non-Recourse Restricted Subsidiaries with the proceeds of contributions irrevocably and unconditionally received without restriction by the Company from any Parent; and
(ix) customary loans or advances made in the ordinary course of business to officers, directors or employees of the Company or any of its Restricted Subsidiaries for travel, entertainment, and moving and other relocation expenses.

            "Permitted Lien" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business; provided, however, that (i) the underlying obligations are not overdue for a period of more than 30 days, and (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature Incurred in the ordinary course of business;
(e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens in favor of the Trustee arising under this Indenture; (i) Liens securing Permitted Acquisition Indebtedness, which either (A) were not Incurred or issued in anticipation of such acquisition or (B) secure Permitted Acquisition Indebtedness meeting the requirements set forth in clause (y) of the definition thereof; (j) Liens securing Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (k) Liens arising from Purchase Money Indebtedness permitted under this Indenture;
(l) Liens securing Refinancing Indebtedness Incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders than the terms of the Liens securing such refinanced Indebtedness; (m) Liens in favor of the Company or a Wholly Owned Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary); (n) Liens securing any Permitted Pari Passu Secured Indebtedness Incurred in accordance with the provisions of
Section 4.12; provided, however, that (A) the aggregate principal amount of the Secured Indebtedness as of the date of issuance of such series of Permitted Pari Passu Secured Indebtedness on a pro forma basis is less than or equal to the Minimum Collateral Value, (B) the indenture and the related documents for each such series of Permitted Pari Passu Secured Indebtedness contain provisions with respect to releases of Collateral that are substantially similar to and no more re-strictive on the Company than the provisions of this Indenture and the Security Agreement and (C) the trustee for the holders of each series of Permitted Pari Passu Secured Indebtedness executes and delivers a joinder supplement to the Intercreditor Agreement; and (o) Liens on assets other than the Collateral securing Indebtedness (other than Junior Indebtedness) permitted to be incurred under Section 4.12.

            "Permitted Parent Securities" means (i) the Parent Notes, (ii) any refinancing of the Parent Notes that has a first scheduled cash interest payment due and payable no earlier than the due date of the first scheduled cash interest payment of the Indebtedness being refinanced as of the Issue Date and
(iii) any other Indebtedness of Holdings or Parent Incurred after the Issue Date; provided, however, that (a) the gross proceeds of such Indebtedness do not exceed $100 million in the aggregate, (b) such Indebtedness has a first scheduled cash interest payment due and payable no earlier that the due date of the first scheduled cash interest payment of the Indebtedness described in clauses (i) or (ii) above and (c) the net proceeds of such Indebtedness are contributed to the Company or its Restricted Subsidiaries and applied in a manner permitted by this Indenture. For purposes of this definition, the term "first scheduled cash interest payment" shall not include any payment date on which the Issuer (i) may elect to pay interest in cash or (ii) is required to pay interest in cash as a result of such election.

            "Permitted Pari Passu Secured Indebtedness" means Indebtedness of the Company or any Guarantor Incurred by the issuance of notes, which may (but need not) be issued under this Indenture (subject to the limitations therein) as one or more series of additional Securities and/or the related Guarantees; provided, however, that such Indebtedness shall not mature or have any mandatory redemption or required prepayment dates (other than a mandatory offer to repurchase upon the occurrence of a change of control or asset sale) prior to the final stated maturity date of the Securities and may be fixed rate or floating rate obligations. The Permitted Pari Passu Secured Indebtedness will constitute senior Indebtedness of the Company or any Guarantor pari passu with the Securities and the related Guarantees. The Permitted Pari Passu Secured Indebtedness may be secured by a first priority Lien on the Collateral pari passu with the Lien for the benefit of the Holders if (i) the Secured Indebtedness as of the date of issuance of such series of Permitted Pari Passu Secured Indebtedness on a pro forma basis is less than or equal to the Minimum Collateral Value, (ii) the indenture and the related documents for each such series of Permitted Pari Passu Secured Indebtedness contains provisions with respect to releases of Collateral that are substantially similar to and no more restrictive on the Company than the provisions of this Indenture and the Security Agreement and (iii) the trustee for the holders of each series of Permitted Pari Passu Secured Indebtedness executes and delivers a joinder supplement to the Intercreditor Agreement.

            "Person" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

            "Pops" means, as of any date of determination, the greater of the estimate of the population of a Metropolitan Statistical Area ("MSA") or Rural Service Area ("RSA") derived from (i) the most recent Donnelly Market Service and (ii) the most recent DLJ Pop Book; provided, however, that (x) if such statistics are no longer printed in either the Donnelly Market Service or the DLJ Pop Book, or either such source is no longer published, the then currently published source of the two containing such information shall be used; (y) if such statistics are no longer printed in either such source, or both sources are no longer published, the statistics in the most recent Rand McNally Commercial Atlas shall be used; and (z) if such statistics are no longer printed in the Rand McNally Commercial Atlas or the Rand McNally Commercial Atlas is no longer published, another nationally recognized source of such information shall be used.

            "Preferred Stock" means Capital Stock, other than common stock of an issuer having no preferences or privileges as to the payment of dividends or the distribution of the issuer's assets over any other class of such issuer's Capital Stock.

            "principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, applicable premium, if any, on such Indebtedness.

            "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Purchase Agreement" means that certain Purchase Agreement dated June 8, 1998 by and among the Company, the Guarantors as of the Issue Date and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Purchase Money Indebtedness" means Indebtedness of the Company or its Restricted Subsidiaries Incurred in connection with the purchase of property or assets for the business of the Company or its Restricted Subsidiaries, provided that the recourse of the lenders with respect to such Indebtedness is limited solely to the property or assets so purchased without further recourse to either the Company or any of its Restricted Subsidiaries.

            "Qualified Capital Stock" means any Capital Stock of a Person that is not Disqualified Capital Stock.

            "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

            "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article 3 of this Indenture and Paragraph 5 in the form of Security.

            "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Article 3 of this Indenture and Paragraph 5 in the form of Security, which shall include, without duplication, in each case, any accrued and unpaid interest to the Redemption Date.

            "Reference Period" with regard to any Person means the last full fiscal quarter of such Person for which financial information (which the Company shall use its best efforts to compile in a timely manner) in respect thereof is available ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

            "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing") any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference (or if such Indebtedness or Disqualified Capital Stock does not require cash payments prior to maturity or is otherwise issued at a discount, the original issue price of such Indebtedness or Disqualified Capital Stock), not to exceed the sum of (x) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing, (y) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness and (z) all other customary fees and expenses of the Company or such Restricted Subsidiary reasonably Incurred in connection with such refinancing; provided, however that (A) Refinancing Indebtedness issued by any Restricted Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Restricted Subsidiary, (B) Refinancing Indebtedness shall (x) not have a Weighted Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders than was the Indebtedness or Disqualified Capital Stock to be refinanced and

(C) such Refinancing Indebtedness shall have no installments of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal (or redemption payment) of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity.

            "Registrar" means the office or agency in the Borough of Manhattan, The City of New York, where the Securities may be presented for registration of transfer or for exchange.

            "Registration Rights Agreement" means the Registration Rights Agreement dated June 16, 1998, by and among the Company, the Guarantors as of the Issue Date and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Related Business" means any business directly related to the ownership, development, operation, and acquisition of wireless cellular communications systems.

            "Related Person" means, with respect to any Person, (i) any Affiliate of such Person or any spouse, immediate family member, or other relative who has the same principal residence of any Affiliate of such Person and (ii) any trust in which any Person described in clause (i) above has a beneficial interest.

            "Related Person Transaction" shall have the meaning specified in
Section 4.11.

            "Restricted Partnership" shall have the meaning specified in Section 4.19.

            "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on shares of Capital Stock of such Person, its Parent, or any Subsidiary of such Person, (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any shares of Capital Stock of such Person, its Parent, or any Subsidiary of such Person held by Persons other than such Person or any of its Restricted Subsidiaries (other than any Non-Recourse Restricted Subsidiary), (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any Indebtedness of the Company (other than the scheduled repayment thereof at maturity and any mandatory redemption or mandatory repurchase thereof pursuant to the terms thereof) by such Person or a Subsidiary of such Person that is subordinate in right of payment to, or ranks pari passu (other than the Securities) with, the Securities (other than in exchange for Refinancing Indebtedness permitted to be Incurred under this Indenture and except for any such defeasance, redemption, repurchase, other acquisition or payment in respect of Indebtedness held by any Restricted Subsidiary) and (iv) any Investment (other than a Permitted Investment); provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on shares of Capital Stock of the Company or any Restricted Subsidiary solely in shares of Qualified Capital Stock, (ii) any dividend, distribution or other payment to the Company, or any dividend to any of its Restricted Subsidiaries (other than any Non-Recourse Restricted Subsidiary), by any of its Subsidiaries, and (iii) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of any Restricted Subsidiary (other than Non-Recourse Restricted Subsidiaries) held by Persons other than the Company or any of its Restricted Subsidiaries.

            "Restricted Subsidiary" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately before and after giving effect to such designation, there would exist no Default or Event of Default and the Company could Incur at least $1.00 of Indebtedness pursuant to the Annualized Operating Cash Flow Ratio test of the second paragraph of Section 4.12, on a pro forma basis taking into account such designation.

            "RSA" shall have the meaning specified in the definition of "Pops".

            "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

            "SEC" means the Securities and Exchange Commission.

            "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

            "Secured Indebtedness" shall have the meaning specified in Section 4.21.

            "Securities" means, collectively, (A) the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities issued upon valid surrender of such Initial Securities in exchange therefor and (B) any additional securities issued hereunder (and any Exchange Securities issued upon valid surrender of such additional securities in exchange therefor) that is Permitted Pari Passu Secured Indebtedness.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder, and any successor statute.

            "Securities Custodian" means the Trustee, as custodian for the Depository with respect to the Securities in global form, or any successor entity thereto.

            "Security Agreement" means the Security Agreement dated June 16, 1998, by and among the Company, the Guarantors as of the Issue Date, and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Security Documents" means the Security Agreement, the Intercreditor Agreement and any other document from time to time entered into by the Company or any Guarantor to pledge Collateral to the Trustee for its benefit and the benefit of the Holders.

            "Senior Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary including the Securities, other than Indebtedness of the Company or any Restricted Subsidiary as to which the instrument creating or evidencing the same, or pursuant to which the same is outstanding, provides that such Indebtedness shall be subordinated or junior in right of payment to the Securities or the Guarantees, as applicable.

            "Senior Subordinated Notes" means the Company's 11-3/4% Senior Subordinated Notes due 2007.

            "Senior Subordinated Notes Indenture" means the indenture dated as of July 10, 1997, by and between the Company and Bank of Montreal Trust Company, as trustee, under which the Senior Subordinated Notes were issued.

            "Significant Restricted Subsidiary" at any date of measurement, means one or more Restricted Subsidiaries having an aggregate net book value of assets in excess of 5% of the net book value of the assets of the Company and its Restricted Subsidiaries on a consolidated basis.

            "Special Rights" shall have the meaning specified in Section 4.19.

            "Stated Maturity" means the date fixed for the payment of any principal or premium pursuant to this Indenture and the Securities, including the Maturity Date, upon redemption, acceleration, Asset Sale Offer, Change of Control Offer or otherwise.

            "Subsidiary" with respect to any Person, means (i) a corporation at least fifty percent of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner of such partnership, or (iii) any Person in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) at least a fifty percent ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

            "TIA" means the Trust Indenture Act of 1939, as amended from time to time.

            "Transfer Restricted Security" means a Security, unless or until it has been (i) disposed of in a transaction effectively registered under the Securities Act or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; provided that in no case shall an Exchange Security issued in accordance with this Indenture and the terms and provisions of the Registration Rights Agreement be a Transfer Restricted Security.

            "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 15, 2002; provided, however, that if the period from the Redemption Date to June 15, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to June 15, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            "Trustee" means Bank of Montreal Trust Company or any successor appointed pursuant to the terms of this Indenture.

            "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

            "Unrestricted Subsidiary" means any Subsidiary of the Company that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below). The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired) to be an Unrestricted Subsidiary so long as (i) no Default or Event of Default is existing or will occur as a consequence thereof, (ii) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property or asset of, the Company or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, (iii) such Subsidiary and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any property or assets of the Company or any of its Restricted Subsidiaries (except that such Subsidiary and its Subsidiaries may guarantee the Securities), and (iv) such Subsidiary is at the time of designation also designated as an unrestricted subsidiary pursuant to the Senior Subordinated Notes Indenture and the Parent Indenture; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under Section 4.04. Any Subsidiary of the Company that is designated on the Issue Date as an unrestricted subsidiary pursuant to the Senior Subordinated Notes Indenture and the Parent Indenture shall be designated to be an Unrestricted Subsidiary. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

            "U.S. Legal Tender Equivalents" means securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof with a maturity of 90 days or less (provided that the full faith and credit of the United States of America is pledged in support thereof).

            "Weighted Average Life" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument multiplied by the amount of each such respective principal payment by (ii) the sum of all such principal payments.

            "Wholly Owned" means, with respect to a Subsidiary of the Company,
(i) a Subsidiary that is a corporation, of which not less than 99% of the Capital Stock (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns not less than 99% of the Capital Stock of such entity.

            SECTION 1.02. Incorporation by Reference of the Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture securityholder" means a Holder or a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

            SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) provisions apply to successive events and transactions;

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise; and

            (8) whenever in this Indenture or the Securities it is provided that the principal amount with respect to a Security shall be paid, such provision shall be deemed to require (whether or not so expressly stated) the simultaneous payment of any accrued and unpaid interest to the date of payment on such Security payable pursuant to paragraph 1 of the Securities.

                                    ARTICLE 2

                                 THE SECURITIES

            SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication in respect thereof shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

            The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            SECTION 2.02. Execution and Authentication. Each Security shall be signed by at least one Officer for the Company by manual or facsimile signature. The

Company's seal may be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

            If an Officer whose signature is on a Security was an officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

            The Trustee shall authenticate Securities from time to time for original issue in the aggregate principal amount of up to $1,000,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $1,000,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Securities of a like aggregate principal amount. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The terms of such Securities shall be the same in all respects as the Initial Securities (or in all respects except for the payment of interest (i) scheduled and paid prior to the date of issuance of such Securities or (ii) payable on the first Interest Payment Date following such date of issuance). The Initial Securities and any additional Securities issued under the Indenture shall be treated as a single class for all purposes of the Indenture. The aggregate principal amount of Securities outstanding at any time may not exceed $1,000,000,000, except as provided in Section 2.07. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

            Securities shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof.

            SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles 3, 8, 10, 11, Section
4.15 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby agrees so to act.

            The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

            The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Securities.

            The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

            SECTION 2.04. Paying Agent to Hold Assets in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

            SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

            SECTION 2.06. Transfer and Exchange.

            (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-Registrar with a request:

            (x) to register the transfer of such Definitive Securities; or

            (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

            (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (ii) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                  (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                  (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                  (C) if such Transfer Restricted Security is being transferred pursuant to any exemption from registration in accordance with Regulation S under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                  (D) if such Transfer Restricted Security is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1),(2),(3) or (7) under the Securities Act which delivers a certificate in the form of Exhibit B to this Indenture to the Trustee; or

                  (E) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) accompanied by a customary opinion of counsel substantially to the effect that such transfer may be effected in reliance upon such exemption.

            (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

            (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

            (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

            (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

            (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

            (i) Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                  (A) if such beneficial interest is being transferred to the
            Person designated by the Depository as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security); or

                  (B) if such beneficial interest is being transferred to a
            "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

                  (C) if such beneficial interest is being transferred pursuant to any exemption from registration in accordance with Regulation S under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                  (D) if such Transfer Restricted Security is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act which delivers a certificate in the form of Exhibit B to this Indenture to the Trustee; or

                  (E) if such beneficial interest is being transferred in
            reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Security) accompanied by a custom-ary opinion of counsel substantially to the effect that such transfer may be effected in reliance upon such exemption, then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Definitive Security.

            (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

            (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (f) Authentication of Definitive Securities in Absence of Depository. If at any time:

            (i) the Depository for the Securities notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

            (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

            (g) Legends.

            (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
            (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE WITH RESPECT TO SUCH TRANSFER, RESALE OR OTHERWISE, TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN

            AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING PURSUANT TO CLAUSE (2)(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

            (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule

      144 under the Securities Act or an effective registration statement under the Securities Act:

                  (A) in the case of any Transfer Restricted Security that is a
            Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security in the case of a Rule 144 Transfer, after delivery of a customary opinion of counsel; and

                  (B) any such Transfer Restricted Security represented by a
            Global Security shall not be subject to the provisions set forth in
            (i) above (such sales or transfers being subject only to the provisions of Section 2.06(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing (to be accompanied by a customary opinion of counsel) to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

            (h) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

            (i) Obligations with Respect to Transfers and Exchanges of Definitive Securities.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-Registrar's request.

            (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.02 (fourth paragraph), 2.10, 3.07, 4.15(8), 9.05, or 11.01 (final paragraph)).

            (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article 11 or
      Section 4.15 hereof or the mailing of a notice of redemption of Securities pursuant to Article 3 hereof and ending at the close of business on the day of such mailing.

            SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Company.

            SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.09.

            If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of a Company) holds cash sufficient to pay all of the principal and interest due on the Securities payable on that date and payment of the Securities called for redemption or payable on such Maturity Date is not otherwise prohibited pursuant to this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

            SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shal1 prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

            SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

            SECTION 2.12. Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on Record Date for such interest.

            Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed parent, and at the same time the Company shall deposit with the Trustee an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

            (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                    ARTICLE 3

                                   REDEMPTION

            SECTION 3.01. Optional Redemption.

            (a) Right of Redemption. Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article 3. Except as provided below, the Company will not have the right to redeem any Securities prior to June 15, 2002. On or after June 15, 2002, the Company will have the right to redeem all or any part of the Securities in cash at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein under the caption "Redemption," in each case, including accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

            Notwithstanding the foregoing paragraph, prior to June 15, 2002, in the event that the Company or any Parent consummates one or more Equity Offerings, other than in any circumstances resulting in, or as a series of transactions that result in, directly or indirectly, a Change of Control, on or before the third anniversary of the Issue Date, the Company may at its option, use all or a portion of the cash received by it or contributed to it from such Equity Offerings to redeem up to 35% of the originally issued aggregate principal amount of the Securities at a cash redemption price equal to 109.125% of the principal amount of the Securities so redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided, however, that (x) at least 65% of the original aggregate principal amount of the Securities remains outstanding thereafter (excluding any Securities owned by the Company or any of its Affiliates), and (y) any such net cash proceeds of such Equity Offering by any Parent to be used for such a redemption shall be contributed to the Company in an amount in cash sufficient to redeem the Securities to be redeemed at the then current redemption price. Notice of any such redemption must be given within 60 days after the date of the last Equity Offering the proceeds of which are to be so contributed.

            (b) Change of Control Redemption. Notwithstanding subsection (a) of this Section 3.01, at any time on or prior to June 15, 2002, the Securities may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control (but in no event more than 90 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            SECTION 3.02. Notices to Trustee. If the Company elects or is required to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

            If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice, provided that no Securities received by the Company in exchange for Exchange Securities may be made the basis for such credit.

            The Company shall give each notice to the Trustee provided for in this Section 3.02 with respect to any optional redemption pursuant to Section 3.01(a) at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            SECTION 3.03. Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed pursuant to Paragraph 5(a) thereof, the Trustee shall select the Securities to be redeemed on a pro rata basis or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable Depository, legal and stock exchange requirements.

            The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

            SECTION 3.04. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed to such Holder's last address as then shown upon the books of the Registrar. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

            (a) the Redemption Date;

            (b) the Redemption Price, including the amount of accrued and unpaid interest, if any, to be paid upon such redemption;

            (c) the name, address and telephone number of the Paying Agent;

            (d) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

            (e) that, unless (i) with respect to a redemption pursuant to Paragraph 5(a) of the Securities, the Company defaults in its obligation to deposit cash with the Paying Agent in accordance with Section 3.06 hereof or (ii) such redemption payment is prohibited pursuant to Article 12 hereof or other laws, the interest on securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, as the case may be, including any accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

            (f) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, on or after the Redemption Date, and upon surrender of such Security, a new Security or Securities in a principal amount equal to the unredeemed portion thereof will be issued;

            (g) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

            (h) the CUSIP number of the Securities to be redeemed; and

            (i) that the notice is being sent pursuant to this Section 3.04 and pursuant to the optional redemption provisions of Paragraph 5(a) of the Securities or the special redemption provisions of Paragraph 5(b) of the Securities, as the case may be.

            SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.04, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price including any accrued and unpaid interest to the Redemption Date, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

            SECTION 3.06. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) cash sufficient to pay the Redemption Price of, including any accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash so deposited which is not required for that purpose upon the written request of the Company.

            If the Company complies with the other provisions of this Article 3 and payment of the Securities called for redemption is not prohibited under this Indenture, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.02 hereof and the Securities.

            SECTION 3.07. Securities Redeemed in Part. Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    COVENANTS

            SECTION 4.01. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided, however, that the Company may enter into a Sale and Leaseback Transaction if (i) the Company could have (a) Incurred Indebtedness (other than Indebtedness described in the third paragraph (other than clause (vi) thereof) of Section 4.12) in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction in compliance with Section 4.12 and (b) Incurred a Lien to secure such Indebtedness in compliance with the Section 4.14, (ii) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such Sale and Leaseback Transaction and (iii) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the provisions of Section 4.15.

            SECTION 4.02. Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, cash deposited and designated for and sufficient to pay the installment.

            The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

            SECTION 4.03. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

            The Company may also, from time to time, designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office.

            SECTION 4.04. Limitation on Restricted Payments. After the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, if, immediately prior or after giving effect thereto:

            (a) a Default or an Event of Default would exist;

            (b) the Company's Annualized Operating Cash Flow Ratio for the Reference Period would exceed 8.5 to 1; or

            (c) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including such proposed Restricted Payment (if not made in cash, then the fair market value of any property used therefor, as determined in good faith by the Board of Directors of the Company) from and after the Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum of (i) the amount determined by subtracting (x) 2.0 times the aggregate Consolidated Interest Expense of the Company for the period (taken as one accounting period) from the Issue Date to the last day of the last full fiscal quarter prior to the date of the proposed Restricted Payment (the "Computation Period") from (y) Operating Cash Flow of the Company for the Computation Period, plus (ii) the aggregate Net Proceeds received by the Company from (x) Equity Offerings (other than to a Subsidiary of the Company) after the Issue Date and on or prior to the date of such Restricted Payment or (y) capital contributions to the Company after the Issue Date, plus (iii) to the extent not otherwise included in clauses (i) or (ii), above, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of dividends, repayment of loans or advances, or other transfers of assets, in each case to the Company or any Wholly Owned Restricted Subsidiary of the Company from Unrestricted Subsidiaries, or from redesignations of Unrestricted

      Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company and any Restricted Subsidiary in such Unrestricted Subsidiary.

            Notwithstanding the foregoing paragraph, the provisions set forth in clauses (b) and (c) thereof will not prohibit (i) the use of an aggregate of $10,000,000 to be used for Restricted Payments not otherwise permitted by this
Section 4.04, (ii) the distribution of amounts to Holdings sufficient to pay the scheduled interest or dividends, as applicable, owed by Holdings on the Permitted Parent Securities as such interest or dividends become due and payable so long as Holdings (or any other direct or indirect Wholly Owned Subsidiary of PCC) is the direct Parent of the Company owning 100% of the Capital Stock of the Company and (iii) any dividend, distribution or other payment by any Restricted Subsidiary on shares of its Capital Stock that is paid pro rata to all holders of such Capital Stock, and notwithstanding the foregoing paragraph, the provisions set forth in clauses (a), (b) and (c) thereof will not prohibit (x) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions, or (y) the redemption, defeasance, repurchase or other acquisition or retirement of any Indebtedness or Capital Stock of the Company or its Restricted Subsidiaries either in exchange for or out of the Net Proceeds of any substantially concurrent Equity Offering (in the case of any redemption, defeasance, repurchase or other acquisition or retirement of any Junior Indebtedness or Capital Stock of the Company or its Restricted Subsidiaries and other than to a Subsidiary of the Company) or sale of Junior Indebtedness (in the case of any redemption, defeasance, repurchase or other acquisition or retirement of any Indebtedness of the Company or its Restricted Subsidiaries) of the Company.

            In determining the aggregate amount expended for Restricted Payments in accordance with clause (c) of the first paragraph of this Section 4.04, 100% of the amounts expended under clauses (i) through (iii) and (x) and (y) of the immediately preceding paragraph shall be included as Restricted Payments from and after the Issue Date.

            SECTION 4.05. Corporate Existence. Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of the Company's Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any Restricted Subsidiaries of the Company, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

            SECTION 4.06. Payment of Taxes and Other Claims. Except with respect to immaterial items, the Company shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Restricted Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

            SECTION 4.07. Maintenance of Properties and Insurance. The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

            The Company shall provide, or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Board of Directors of the Company and adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse ef-fect on the financial condition or results of operations of the Company or such Restricted Subsidiary. The Company shall provide, or cause to be provided, the insurance required under the Security Documents.

            SECTION 4.08. Compliance Certificate; Notice of Default. The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with ss. 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such officer signing such certificate, whether the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

            The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Securities, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its trust officers receives notice thereof from the Company or any of the Holders.

            SECTION 4.09. Reports; Rule 144A Information Requirement. Whether or not the Company is subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if the Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC, and in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. In addition, for so long as any Securities remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of the Securities, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

            SECTION 4.10. Limitation on Status as Investment Company. The Company shall not become, nor shall it permit any of its Restricted Subsidiaries to become, an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

            SECTION 4.11. Limitation on Transactions with Related Persons. After the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any contract, agreement, arrangement or transaction with any Related Person (each a "Related Person Transaction"), or any series of Related Person Transactions, except for transactions made in good faith, the terms of which are (i) fair and reasonable to the Company or such Subsidiary, as the case may be, and (ii) at least as favorable as the terms that could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Related Persons.

            Without limiting the foregoing, (a) any Related Person Transaction or series of Related Person Transactions with an aggregate value in excess of $1,000,000 must first be approved by a majority of the Board of Directors of the Company who are disinterested in the subject matter of the transaction pursuant to a Board Resolution, and (b) with respect to any Related Person Transaction or series of Related Person Transactions with an aggregate value in excess of $5,000,000, the Company must first obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company or such Subsidiary, as the case may be.

            Notwithstanding the foregoing, the following shall not constitute Related Person Transactions: (i) reasonable and customary payments on behalf of directors, officers or employees of the Company or any of its Restricted Subsidiaries, or in reimbursement of reasonable and customary payments or reasonable and customary expenditures made or Incurred by such Persons, as directors, officers or employees, (ii) any contract, agreement, arrangement or transaction solely between or among the Company and any of its Restricted Subsidiaries or between or among Restricted Subsidiaries of the Company, (iii) any Restricted Payment not prohibited by Section 4.04, (iv) any loan or advance by the Company or a Restricted Subsidiary to employees of the Company or a Restricted Subsidiary in the ordinary course of business, in an aggregate amount at any one time outstanding not to exceed $500,000, and (v) any payment pursuant to a tax-sharing agreement between the Company and any other Person with which the Company is required or permitted to file a consolidated tax return or with which the Company is or could be part of a consolidated group for tax purposes, which payments are not in excess of the tax liabilities attributable solely to the Company and its Restricted Subsidiaries (as a consolidated group).

            SECTION 4.12. Limitation on Incurrence of Additional Indebtedness. After the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, issue, create, incur, assume, guarantee or otherwise directly or indirectly become liable for (including as a result of an acquisition), or otherwise become responsible for, contingently or otherwise (individually or collectively, to "Incur" or, as appropriate, an "Incurrence"), any Indebtedness. Neither the accrual of interest (including the issuance of "pay in kind" securities or similar instruments in respect of such accrued interest) pursuant to the terms of Indebtedness Incurred in compliance with this covenant, nor the accretion of original issue discount, nor the mere extension of the maturity of any Indebtedness shall be deemed to be an Incurrence of Indebtedness.

            Notwithstanding the foregoing, if there exists no Default or Event of Default immediately prior and subsequent thereto, the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness, the Company's Annualized Operating Cash Flow Ratio would have been less than 8.0 to 1.

            In addition, if there exists no Default or Event of Default immediately prior and subsequent thereto, the foregoing limitations will not apply to the Incurrence of:

            (i) Indebtedness by the Company or any of its Restricted Subsidiaries constituting Existing Indebtedness, reduced by repayments of and permanent reductions in commitments in satisfaction of the Net Cash Proceeds application requirement under Section 4.15 and by repayments and permanent reductions in amounts outstanding pursuant to scheduled amortization and mandatory prepayments in accordance with the terms thereof;

            (ii) unsecured Indebtedness Incurred by the Company or any Guarantor in an aggregate principal amount outstanding at any time not to exceed $100,000,000 reduced by amounts Incurred pursuant to clause (x) below, so long as such amounts Incurred pursuant to clause (x) remain outstanding;

            (iii) Indebtedness Incurred by the Company evidenced by the Initial Securities and the Exchange Securities therefor and the guarantees thereof by Restricted Subsidiaries;

            (iv) (a) Permitted Acquisition Indebtedness by the Company that satisfies the provisions of clause (x) of the definition thereof or (b) Permitted Acquisition In-debtedness by any Restricted Subsidiary that satisfies the provisions of clause (y) of the definition thereof;

            (v) Indebtedness between the Company and any Restricted Subsidiary of the Company or between Restricted Subsidiaries of the Company; provided, however, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Holders' rights pursuant to the Securities, and the date of any event that causes a Restricted Subsidiary no longer to be a Restricted Subsidiary shall be an Incurrence Date with respect to such Indebtedness;

            (vi) Capitalized Lease Obligations and Purchase Money Indebtedness in an aggregate amount or aggregate principal amount, as the case may be, outstanding at any time not to exceed in the aggregate $15,000,000; provided, however, that in the case of Purchase Money Indebtedness, such Indebtedness shall not constitute less than 75% nor more than 100% of the cost (determined in accordance with GAAP) to the Company or such Restricted Subsidiary of the property purchased or leased with the proceeds thereof;

            (vii) Indebtedness of the Company or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company to the extent none of the foregoing results in the obligation to repay an obligation for money borrowed by any Person and are limited in aggregate amount to no greater than 10% of the fair market value of such business, assets or Restricted Subsidiary so disposed of;

            (viii) any guarantee by any Restricted Subsidiary of any Indebtedness Incurred in compliance with Section 4.20;

            (ix) Indebtedness of the Company or any Restricted Subsidiary under standby letters of credit or reimbursement obligations with respect thereto issued in the ordinary course of business and consistent with industry practices limited in aggregate amount to $5,000,000 at any one time outstanding; and

            (x) Refinancing Indebtedness Incurred to extend, renew, replace or refund Indebtedness permitted under clauses (i) (as so reduced in amount),
      (ii) (as so reduced in amount), (iii), (iv) and (x) of this paragraph.

            For purposes of determining compliance with this Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the categories described above or is entitled to be incurred pursuant to the second paragraph of this Section 4.12, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.12 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the second paragraph of this Section 4.12. In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the second paragraph of this Section, provided that the Company would be permitted to incur such item of Indebtedness (or such portion thereof) pursuant to such other clause or the second paragraph of this Section, as the case may be, at such time of reclassification.

            Indebtedness of any Person that is not a Restricted Subsidiary of the Company (or that is a Non-Recourse Restricted Subsidiary designated to be a Restricted Subsidiary, but no longer a Non-Recourse Restricted Subsidiary), which Indebtedness is outstanding at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been Incurred, as the case may be, at the time such Person becomes such a Restricted Subsidiary of the Company, or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company.

            SECTION 4.13. Limitations on Restricting Subsidiary Dividends. The Company will not, and will not permit any of its Restricted Subsidiaries to, with respect to securities issued directly thereby or with respect to which they are obligors, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to pay dividends or make other distributions on the Capital Stock of any Restricted Subsidiary of the Company or pay or satisfy any obligation to the Company or any of its Restricted Subsidiaries or otherwise transfer assets or make or pay loans or advances to the Company or any of its Restricted Subsidiaries, except encumbrances and restrictions existing under

            (i) this Indenture, the Securities and any Permitted Pari Passu Secured Indebtedness;

            (ii) any Existing Indebtedness;

            (iii) any applicable law or any governmental or administrative regulation or order;

            (iv) Refinancing Indebtedness permitted under this Indenture; provided, however, that the restrictions contained in the instruments governing such Refi-nancing Indebtedness are no more restrictive in the aggregate than those contained in the instruments governing the Indebtedness (in the good faith judgment of the Company's Board of Directors) being refinanced immediately prior to such refinancing;

            (v) restrictions with respect solely to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such restrictions apply solely to the Capital Stock or assets (in the good faith judgment of the Company's Board of Directors) being sold of such Restricted Subsidiary;

            (vi) restrictions contained in any agreement relating to the financing of the acquisition of a Person or property, business or assets, after the Issue Date which are not applicable to any Person or property, business or assets, other than the Person or property so acquired and which either (a) were not put in place in anticipation of or in connection with such acquisition or (b) constituted Permitted Acquisition Indebtedness of a Person satisfying the provisions of clause (y) of the definition thereof; or

            (vii) any agreement (other than those referred to in clause (vi)) of a Person acquired by the Company or a Restricted Subsidiary of the Company, which restrictions existed at the time of acquisition and were not put in place in anticipation of or in connection with such acquisition.

            Notwithstanding the foregoing, neither (A) customary provisions restricting subletting or assignment of any lease entered into the ordinary course of business, consistent with past practices nor (B) Permitted Liens shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

            SECTION 4.14. Limitations on Liens; Impairment of Security Interest. The Company will not and will not permit any Restricted Subsidiary, directly or indirectly, to Incur or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens.

            Neither the Company nor any of its Restricted Subsidiaries will take or omit to take any action which action or omission would have the result of adversely affecting or impairing the security interest in favor of the Trustee, on behalf of itself and the Holders, with respect to the Collateral. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant to this Indenture, the Securities and the Security Documents.

            SECTION 4.15. Limitation on Asset Sales and Sales of Subsidiary Stock. After the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, businesses or assets, including by merger or consolidation, and including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary of the Company, whether by the Company or a Restricted Subsidiary (any such transaction an "Asset Sale"), unless

            (1) (a) within 360 days after the date of such Asset Sale, an amount equal to the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") is applied to the optional redemption of the Securities in accordance with the terms of Section 3.01 and other Senior Indebtedness of the Company (including any Permitted Pari Passu Secured Indebtedness) from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Securities and such other Indebtedness then outstanding or to the repurchase of the Securities and such other Indebtedness pursuant to an irrevocable, unconditional offer (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Securities and such other Indebtedness then outstanding) (the "Asset Sale Offer") to repurchase such Indebtedness at a purchase price (the "Asset Sale Offer Price") of 100% of the principal amount of Securities to be repurchased or redeemed in the case of the Securities or 100% of the principal amount of such other Indebtedness to be repurchased or redeemed (or accreted value in the case of Indebtedness issued with an original issue discount) plus, in each case, accrued interest to the date of payment, made within 330 days of such Asset Sale, or (b) within 330 days of such Asset Sale, the Asset Sale Offer Amount is (i) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in assets and property (other than notes, obligations or securities), which in the good faith reasonable judgment of the Board of Directors of the Company are of a type used in a Related Business, or Capital Stock of a Person (which, if such Person becomes a Subsidiary of the Company by virtue of such Asset Sale, shall initially be designated a Restricted Subsidiary) all or substantially all of whose assets and property (in the good faith reasonable judgment of the Board of Directors of the Company) are of a type used in a Related Business (provided, however, that, with respect to such Capital Stock, all of the requirements of the last proviso of clause (v) of the following paragraph shall have been satisfied), or (ii) used to retire permanently any Senior Indebtedness of the Company or any Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary);

            (2) with respect to any transaction or related series of transactions of securities, property or assets with an aggregate fair market value in excess of $1,000,000, at least 75% of the value of consideration for the assets disposed of in such Asset Sale (excluding (a) Indebtedness (other than Indebtedness which by its terms is subordinated to the Securities) (and any Refinancing Indebtedness issued to refinance any such Indebtedness) or the Indebtedness of any Restricted Subsidiary assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date and permitted to have been Incurred pursuant to Section 4.12 (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount), (b) Purchase Money Indebtedness secured exclusively by the assets subject to such Asset Sale which is assumed by a transferee and (c) marketable securities that are promptly converted into cash or Cash Equivalents) consists of cash or Cash Equivalents; provided, however, that any cash or Cash Equivalents received within 12 months following any such Asset Sale upon conversion of any property or assets (other than in the form of cash or Cash Equivalents) received in consideration of such Asset Sale shall be applied promptly in the manner required of Net Cash Proceeds of any such Asset Sale as set forth above, and the other conditions to such release of Collateral, if applicable, are satisfied;

            (3) no Default or Event of Default shall occur or be continuing after giving effect to, on a pro forma basis, such Asset Sale, unless such Asset Sale is in consideration solely of cash or Cash Equivalents and such consideration is applied immediately to the permanent reduction of the principal amount of Indebtedness outstanding pursuant to Senior Indebtedness of the Company or any Restricted Subsidiary;

            (4) the Board of Directors of the Company determines in good faith that the Company or such Restricted Subsidiary, as applicable, would receive fair market value in consideration of such Asset Sale; and

            (5) immediately after giving pro forma effect to such Asset Sale, the Company would be in compliance with the provisions of Section 4.21.

            Each Asset Sale Offer shall remain open for 20 Business Days following its commencement and no longer, except as otherwise required by applicable law (the "Asset

Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount, plus an amount equal to accrued interest, to the purchase of all Indebtedness properly tendered (on a pro rata basis as described above if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest).

            Notwithstanding the foregoing provisions of the second preceding paragraph:

            (i) the Company and its Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

            (ii) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Article 5;

            (iii) the Company and its Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable;

            (iv) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets (other than FCC licenses) to the Company or any of its Restricted Subsidiaries other than to any Non-Recourse Restricted Subsidiary if, with respect to any such conveyance, sale, lease, transfer, assignment or other disposition to any Restricted Subsidiary that is not a Guarantor or the stock of which has not been pledged pursuant to the Security Agreement, immediately after giving pro forma effect thereto the Company would be in compliance with the provisions of Section 4.21; and

            (v) the Company and its Restricted Subsidiaries may, in the ordinary course of business (or, if otherwise than in the ordinary course of business, upon receipt of a favorable written opinion by an independent financial advisor of national reputation as to the fairness from a financial point of view to the Company or such Restricted Subsidiary of the proposed transaction), exchange all or a portion of its property, businesses or assets for property, businesses or assets which are, or Capital Stock of a Person all or substantially all of whose assets are, of a type used in a Related Business (provided that such Person shall initially be designated a Restricted Subsidiary if such Person becomes a Subsidiary of the Company by virtue of such Asset Sale), or a combination of any such property, businesses or assets, or Capital Stock of such a Person and cash or Cash Equivalents; provided, however, that

      (a) there shall not exist immediately prior or subsequent thereto a Default or an Event of Default; (b) a majority of the independent directors of the Board of Directors of the Company shall have approved a Board Resolution that such exchange is fair to the Company or such Restricted Subsidiary, as the case may be; (c) any cash or Cash Equivalents received pursuant to any such exchange shall be applied in the manner applicable to Net Cash Proceeds from an Asset Sale as set forth pursuant to the provisions of the immediately preceding paragraph of this
      Section 4.15; (d) immediately after giving pro forma effect thereto, the Company would be in compliance with the provisions of Section 4.21; and
      (e) any Capital Stock of a Person received in an Asset Sale pursuant to this clause (v) shall be owned directly by the Company or a Restricted Subsidiary, and, when combined with the Capital Stock of such Person already owned by the Company and its Restricted Subsidiaries, shall constitute a majority of the voting power and Capital Stock of such Person, unless (A) (I) the Company has received a binding commitment from such Person (or the direct or indirect parent of such Person) that such Person (or the direct or indirect parent of such Person) will distribute to the Company in cash an amount equal to the Company's Annualized Operating Cash Flow (determined as of the date of such Asset Sale) attributable to the property, business or assets of the Company and its Restricted Subsidiaries exchanged in connection with such Asset Sale during each consecutive 12-month period subsequent to such Asset Sale (unless and until the Company shall have sold all of such Capital Stock, provided that the provisions of clause (B) below, if applicable, shall have been satisfied), (II) immediately after such Asset Sale the aggregate number of Net Pops of the Cellular Systems in which the Company or any of its Restricted Subsidiaries has ownership interests ("Company Systems") that are owned directly by a Person or Persons a majority of whose voting power and Capital Stock is owned directly or indirectly by the Company is no less than 80% of the aggregate number of Net Pops of Company Systems immediately prior to such Asset Sale and (III) upon consummation of such Asset Sale, on a pro forma basis, the ratio of such Person's Annualized Operating Cash Flow to the product of Consolidated Interest Expense for the Reference Period multiplied by four (but excluding from Consolidated Interest Expense all amounts that are not required to be paid in cash on a current basis) shall be at least 1.0 to 1, or (B) in the case of Capital Stock of a Person that is not a Subsidiary of the Company owned by the Company or a Restricted Subsidiary that is exchanged (the "Exchanged Capital Stock") for Capital Stock of another Person all or substantially all of whose assets are of a type used in a Related Business, either (i) the Exchanged Capital Stock shall not have been acquired prior to such Asset Sale in reliance upon clause (A) of this proviso or (ii) the requirements of subclauses (A) (I) (based on the original guaranteed cash flow) and (A) (III) shall be satisfied with respect to any Capital Stock acquired in consideration of the Exchanged Capital Stock.

            Restricted Payments that are made in compliance with, and are counted against amounts available to be made as Restricted Payments pursuant to clause (c) of Section 4.04, without giving effect to clause (i) of the second paragraph thereof, shall not be deemed to be Asset Sales.

            Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws.

            The Company shall accumulate all Net Cash Proceeds and the aggregate amount of such accumulated Net Cash Proceeds not used for the purposes permitted and within the time provided by clause (1)(b) of the first paragraph of this
Section 4.15 is referred to as the "Accumulated Amount."

            For purposes of this Section 4.15, "Minimum Accumulation Date" means each date on which the Accumulated Amount exceeds $5,000,000. Not later than 10 Business Days after each Minimum Accumulation Date, the Company will commence an Asset Sale Offer, which shall be consummated on a date (the "Asset Sale Purchase Date") which shall be no later than 40 Business Days after the Minimum Accumulation Date related thereto. Notice of an Asset Sale Offer will be sent 20 Business Days prior to the close of business on the earlier of (a) the third Business Day prior to the Asset Sale Purchase Date and (b) the third Business Day following the expiration of the Asset Sale Offer (such earlier date being the "Final Put Date"), by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders will contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice to Holders, which (to the extent consistent with this Indenture) shall govern the terms of the Asset Sale Offer, shall state:

            (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.15;

            (2) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued and unpaid interest), the Final Put Date, and the Asset Sale Purchase Date, which Asset Sale Purchase Date shall be on or prior to 40 Business Days following the Minimum Accumulation Date;

            (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

            (4) that, unless the Company defaults in depositing cash with the Paying Agent in accordance with the penultimate paragraph of this Section
      4.15 or such payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

            (5) that Holders electing to have a Security, or portion thereof purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.15, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the Final Put Date;

            (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) receives, up to the close of business on the Final Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

            (7) that if Indebtedness in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer is tendered and not withdrawn, the Company shall purchase Indebtedness on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) thereof (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

            (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

            (9) a brief description of the circumstances and relevant facts regarding such Asset Sales.

            Any such Asset Sale Offer shall comply with all applicable provisions of applicable Federal and state laws, rules and regulations, including those regulating tender of-fers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

            On or before an Asset Sale Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered and not properly withdrawn pursuant to the Asset Sale Offer on or before the Final Put Date (on a pro rata basis if required pursuant to paragraph (7) hereof), (ii) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall on each Asset Sale Purchase Date mail or deliver to Holders of securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

            If the amount required to acquire all Indebtedness properly tendered by Holders pursuant to the Asset Sale Offer (the "Acceptance Amount") made pursuant to this Section 4.15 is less than the Asset Sale Offer Amount, the excess of the Asset Sale Offer Amount over the Acceptance Amount may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of this Indenture. Upon consummation of an Asset Sale offer made in accordance with the terms of this Indenture, the Accumulated Amount will be reduced to zero irrespective of the amount of Indebtedness tendered pursuant to the Asset Sale Offer.

            SECTION 4.16. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.17. [Reserved].

            SECTION 4.18. Limitation on Lines of Business. The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, engage directly or indirectly in any line or lines of business activity other than that which, in the reasonable, good faith judgment of the Board of Directors of the Company, is a Related Business.

            SECTION 4.19. Restriction on Sale and Issuance of Subsidiary Stock. The Company will not sell, and will not permit any of its Restricted Subsidiaries to issue or sell, any shares of Capital Stock of any Restricted Subsidiary of the Company to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, except for shares of common stock with no preferences or special rights or privileges and with no redemption or prepayment provisions ("Special Rights"); provided, however, that, in the case of a Restricted Subsidiary that is a partnership or joint venture partnership (a "Restricted Partnership") the Company or any of its Restricted Subsidiaries may sell or such Restricted Partnership may issue or sell Capital Stock of such Restricted Partnership with Special Rights no more favorable than those held by the Company or such Restricted Subsidiary in such Restricted Partnership.

            SECTION 4.20. Limitation on Guarantees. The Company will not permit any of its Restricted Subsidiaries that is not a Guarantor to guarantee the payment of any Indebtedness of the Company unless such Restricted Subsidiary (i) executes and delivers a supplemental indenture in a form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and this Indenture on the terms set forth in Article 12 of this Indenture and
(ii) delivers to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary subject to customary exceptions. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture unless and until its Guarantee is released in accordance with this Indenture.

            SECTION 4.21. Minimum Coverage Ratio. So long as any of the Securities remain outstanding, neither the Company nor any of its Restricted Subsidiaries may make any Asset Sale (other than any Asset Sale described in clauses (i), (ii) or (iii) of the second paragraph of Section 4.15) or issue any Permitted Pari Passu Secured Indebtedness that is secured by the Collateral unless immediately after giving effect to any such Asset Sale or issuance, on a pro forma basis, the sum of the aggregate principal amount of the Securities plus the aggregate principal amount (or the aggregate accreted amount in the case of Permitted Pari Passu Secured Indebtedness, if any, with an original issue discount) of any Permitted Pari Passu Secured Indebtedness that is secured by the Collateral then outstanding (such sum, the "Secured Indebtedness") shall be less than or equal to the sum of (i) the aggregate amount of cash collateral and Eligible Investments held in the Collateral Account and (ii) the product of (a) the aggregate number of Net Pops of the MSAs and RSAs in the Collateral Pool and (b) $175 (the sum of the items described in clauses (i) and (ii), the "Minimum Collateral Value").

            The term "Collateral Pool" shall mean as of any date each MSA or RSA for which the Company or any Guarantor (other than a Non-Recourse Restricted Subsidiary) has obtained a license from the FCC to operate a domestic public cellular mobile radio telecommunications system (each, a "Cellular System"); provided, however, that (a) to the extent that a Lien thereon can be perfected solely by filing a financing statement in the applicable jurisdictions, the Company has granted to the Trustee pursuant to the Security Agreement as of the Issue Date and not released a perfected Lien (subject to any Permitted Liens) on all of its property located in such MSA or RSA and (b) in the event that such license has been granted to a Guarantor (other than a Non-Recourse Restricted Subsidiary), (1) the Company and such Guarantor, as applicable, have granted to the Trustee pursuant to the Security Agreement and not released a perfected Lien (subject to any Permitted Liens) on all of the issued and outstanding shares of Capital Stock of such Guarantor owned by the Company or any of the Restricted Subsidiaries, and (2) to the extent that a Lien thereon can be perfected solely by filing a financing statement in the applicable jurisdictions, such Guarantor has granted to the Trustee pursuant to the Security Agreement and not released a perfected Lien (subject to any Permitted Liens) on all of its property and assets located in such MSA or RSA in each case to the extent contemplated by the Security Agreement; provided that there shall be excluded from the Collateral Pool any MSA or RSA for which the FCC license to operate a Cellular System was acquired by the Company or a Guarantor after the Issue Date and for which the average annual per capita income was less than $15,000 at the time of such acquisition (as most recently reported at the time of acquisition by the applicable source cited in the definition of "Pops").

            SECTION 4.22. Separate Account. On the Issue Date, the Company will deposit $80,000,000 of cash into a separate account (which may but need not be the Collateral Account), which amount may only be used by the Company (i) for acquisitions or (ii) to purchase, redeem or otherwise acquire or retire for value or make any payment of principal, interest or premium in respect of the Securities or any Permitted Pari Passu Secured Indebtedness.

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

            SECTION 5.01. Limitation on Merger, Sale or Consolidation. The Company will not consolidate with or merge with or into another Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its and its Restricted Subsidiaries' assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless

            (i) either (a) the Company is the continuing entity or (b) the resulting surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities, this Indenture and the Security Documents; provided, however, that in the case of a sale, lease, conveyance, transfer or other disposition of all or substantially all of the Company's and its Restricted Subsidiaries' assets, the provisions of this clause (i)(b) need not be met if all of the consideration in respect of such transaction is received by the Company and its Restricted Subsidiaries (other than any Non-Recourse Restricted Subsidiary);

            (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

            (iii) (a) immediately after giving pro forma effect to such transaction, the consolidated resulting surviving or transferee entity (or, in the case contemplated by the proviso to clause (i)(b), the Company) would immediately thereafter be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Annualized Operating Cash Flow Ratio provision set forth in the second paragraph of Section 4.12 or (b), if the requirement of clause (a) is not satisfied, (x) any Indebtedness of the resulting surviving or transferee entity (or, in the case contemplated by the proviso to clause (i)(b), the Company) in excess of the amount of the Company's Indebtedness immediately prior to such transaction is Permitted Acquisition Indebtedness and (y) the requirement of clause (a) is not satisfied solely due to the Incurrence of such Permitted Acquisition Indebtedness;

            (iv) immediately after giving pro forma effect thereto the Secured Indebtedness of the consolidated resulting surviving or transferee entity (or, in the case contemplated by the proviso to clause (i)(b), of the Company) would either (x) not exceed the Minimum Collateral Value of the consolidated resulting surviving or transferee entity (or, in the case contemplated by the proviso to clause
      (i)(b), of the Company) or (y) not exceed such Minimum Collateral Value by an amount greater than the Secured Indebtedness of the Company exceeded the Minimum Collateral Value of the Company and its Restricted Subsidiaries immediately prior to such transaction; and

            (v) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, if applicable, confirming compliance with the requirements of this Section 5.01.

            SECTION 5.02. Successor Corporation Substituted. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall (other than as provided in the proviso to clause (i)(b) of the preceding paragraph) succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and the Company shall be released from the obligations under the Securities and this Indenture.

                                    ARTICLE 6

                         EVENTS OF DEFAULT AND REMEDIES

            SECTION 6.01. Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) the failure by the Company to pay any installment of interest on the Securities as and when the same becomes due and payable and the continuance of any such failure for 30 days;

            (b) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Securities when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price;

            (c) the failure by the Company or any Guarantor to observe or perform any other covenant or agreement contained in the Securities or this Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding;

            (d) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Restricted Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Restricted Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Significant Restricted Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (e) the Company or any of its Significant Restricted Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fails generally to pay its debts as they become due, or takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

            (f) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company or the acceleration of the final stated maturity of any Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $15,000,000 or more at any time, except that such dollar amount shall not apply to any Permitted Pari Passu Secured Indebtedness that is secured by the Collateral;

            (g) final unsatisfied judgments not covered by insurance aggregating in excess of $5,000,000, at any one time rendered against the Company or any of the Company's Restricted Subsidiaries and not stayed, bonded or discharged within 60 days;

            (h) the failure of any Guarantee to be in full force and effect or declaration of any Guarantee to be null and void and unenforceable or finding of any Guarantee to be invalid or denial by any Guarantor of its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Indenture); or

            (i) the failure of any of the Security Documents to be in full force and effect or to give the Trustee the Liens, rights, powers and privileges purported to be created thereby.

            If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default.

            SECTION 6.02. Acceleration of Maturity Date; Rescission and Annulment. If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (d) or (e) of Section 6.01 relating to the Company or any Significant Restricted Subsidiary), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) may declare all principal and accrued interest thereon to be due and payable and the same shall become immediately due and payable. If an Event of Default specified in clause (d) or (e) of Section 6.01, relating to the Company or any Significant Restricted Subsidiary, occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

            At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 6, the Holders of a majority in aggregate principal amount of then-outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

            (1) the Company has paid or deposited with the Trustee cash sufficient to pay

                  (A)   all overdue interest on all Securities,

                  (B) the principal of (and premium, if any, applicable to any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                  (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

            (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.01.

Notwithstanding the previous sentence of this Section 6.02, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent Default or impair any right consequent thereon.

            In the event of a declaration of acceleration of the Securities because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(f), the declaration of acceleration of the Securities shall be automatically annulled if the holders of all Indebtedness described in Section 6.01 (f) (without any payment to any holders of any such Indebtedness) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and
(ii) all Events of Default, except nonpayment of principal interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

            SECTION 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including Compensation to, and expenses, disbursements and advances of, the Trustee, its agents and counsel.

            If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Security Documents or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

            Each Holder, by accepting a Security, acknowledges that the exercise of remedies by the Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents and the proceeds received upon realization of the Collateral shall be applied by the Trustee in accordance with the provisions of the Intercreditor Agreement.

            SECTION 6.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

            (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

            (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 6.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

            SECTION 6.06. Priorities. Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the Trustee in payment of all amounts due pursuant to
      Section 7.07;

            SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without prefer-ence or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

            THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

            SECTION 6.07. Limitation on Suits. No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (B) the Holders of not less than 25% in principal amount of then-outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

            (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

            SECTION 6.08. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and accrued interest on, such Security on the Maturity Date of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of a Change of Control Payment, on the applicable Change of Control Payment Date, and, in the case of an

Asset Sale Offer, the Asset Sale Offer Price on the Asset Sale Purchase Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

            SECTION 6.09. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 6.10. Delay or Omission Not Waiver. No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            SECTION 6.11. Control by Holders. The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that

            (1) such direction shall not be in conflict with any rule of law or with this Indenture,

            (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

            (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            SECTION 6.12. Waiver of Past Default. Subject to Section 6.08, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, prior to the declaration of the acceleration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

            (A) in the payment of the principal of, or interest on, any Security as specified in clauses (a) and (b) of Section 6.01, or

            (B) in respect of a covenant or provision hereof which, under
      Article 9, cannot be modified or amended without the consent of the Holder of a greater specified percentage of the aggregate principal amount of the Notes then outstanding without the consent of such greater percentage.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

            SECTION 6.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall he deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 100% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

            SECTION 6.14. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                    ARTICLE 7

                                     TRUSTEE

            The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

            SECTION 7.01. Duties of Trustee. (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of a Default or an Event of
Default:

            (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

            (d) No provision of this Indenture shall require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.01.

            (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

            SECTION 7.02. Rights of Trustee. Subject to Section 7.01:

            (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

            (e) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (h) The Trustee shall have no duty to inquire as to the performance of the covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a), 6.01(b) and 4.02, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

            (i) Subject to Section 9.02 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required under the Security Documents or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of the Security Documents, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of the Company's Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

            The Trustee shall not be responsible for and makes no representation as to the value or condition of the Collateral or any part thereof, or as to the title of the Company or its Restricted Subsidiaries thereto, or as to the security afforded thereby or hereby, or as to the validity or genuineness of any Collateral pledged and deposited with the Trustee. The Trustee makes no representations with respect to the effectiveness or adequacy of the Security Documents, or the validity or perfection, if any, of Liens granted under this Indenture or the Security Documents. The Trustee shall not be responsible for independently ascertaining or maintaining such validity or perfection, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture or the Security Documents.

            SECTION 7.05. Notice of Default. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Payment Date, the payment of the Redemption Price on the Redemption Date and the payment of the Offer Price on the Purchase Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

            SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each December 15 beginning with the December 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such December 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b) and ss. 313(c).

            The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

            A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed, in accordance with and to the extent required by TIA ss. 313(d).

            SECTION 7.07. Compensation and Indemnity. The Company agrees to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

            The Company agrees to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder and under the Security Documents including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and under the Security Documents. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without their written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities, including, without limitation, assets held in the Collateral Account.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The Company's obligations under this Section 7.07 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article 8 of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

            SECTION 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10;

            (b) the Trustee is adjudged bankrupt or insolvent;

            (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.07 have been paid, the retiring Trustee shall transfer all property held by it as trustee (including the Collateral Account) to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustees pursuant to this Section 7.08, the Company's obligations under Section 7.07 all continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee, in its capacity as Trustee hereunder and in its capacity as Collateral Agent under the Security Documents, shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

            SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option and at any time, elect to have
Section 8.02 or Section 8.03 applied to al1 outstanding Securities and Security Documents upon compliance with the conditions set forth below in this Article 8.

            SECTION 8.02. Legal Defeasance and Discharge. Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall be deemed to have been discharged from their obligations with respect to all outstanding Securities and Security Documents on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and this Indenture, Guarantees and Security Documents shall cease to be of further effect (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in
Section 8.04, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.04, 2.06, 2.07, 2.10 and 4.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Securities.

            SECTION 8.03. Covenant Defeasance. Upon the Company's exercise under
Section 8.01 of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.04, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.14, 4.15, 4.18, 4.19, 4.20, 4.21,
Article 5 (other than the obligation of any successor to assume the obligations of the Company hereunder) and Article 11 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

            SECTION 8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or
Section 8.03 to the outstanding Securities:

            (a) The Company must irrevocably deposit or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) U.S. Legal Tender, or (b) non-callable government securities, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge (i) the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal or installment of principal, premium, if any, or interest and the Holders of Securities shall have a valid, perfected, exclusive security interest in the assets of such trust; provided that the Trustee shall have been irrevocably instructed to apply such cash and the proceeds of such U.S. Government Obligations or U.S. Legal Tender Equivalents to said payments with respect to the Securities;

            (b) In the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there as been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of the outstanding Securities will not recognize income gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) No Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or such deposit) shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(e) or 6.01(f) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition is a condition subsequent which shall not be deemed satisfied until the expiration of such period, but in the case of Covenant Defeasance, the covenants which are defeased under Section 8.03 will cease to be in effect unless an Event of Default under Section 6.01(e) or 6.01(f) occurs during such period);

            (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound;

            (f) In the case of an election under either Section 8.02 or 8.03, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

            (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for or relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this Section 8.04.

            SECTION 8.05. Deposited U.S. Legal Tender Equivalents and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06, all cash, U.S. Legal Tender Equivalents and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            SECTION 8.06. Repayment to the Company. Subject to any applicable escheat or abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment, of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

            SECTION 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any cash, U.S. Legal Tender Equivalents or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or
8.03 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.02 and 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash held by the Trustee or Paying Agent.

                                    ARTICLE 9

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company and the Guarantors, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

            (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred upon the Company herein or in the Security Documents or to make any other change hereto or thereto that does not adversely affect the rights of any Holder, provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

            (3) to provide for additional collateral or guarantors for the Securities;

            (4) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article 5;

            (5) to comply with the TIA; or

            (6) to provide for the issuance and authorization of the Exchange Securities.

            SECTION 9.02. Amendments, Supplemental Indentures and Waivers with Consent of Holders. Subject to Section 6.08, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company and the Guarantors, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.08, the Holder or Holders of not less than a majority in principal amount of then outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of each Holder affected thereby:

            (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement, supplemental indenture or waiver of any provision of this Indenture or the Securities;

            (2) reduce the rate or extend the time for payment of interest on any Security or any premium payable upon the redemption thereof;

            (3) reduce the principal amount of any Security, the Change of Control Purchase Price, the Asset Sale Offer Price or the Redemption Price;

            (4) change the Stated Maturity of any Security;

            (5) alter the redemption provisions of Article 3 or paragraph 5 of the Securities or the terms or provisions (or the definitions related thereto) of Article 11, in any case, in a manner adverse to any Holder;

            (6) make any changes in Section 6.08, 6.12 or this Section 9.02 except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified without the consent of each Holder affected thereby;

            (7) make the Principal of, or the interest on, any Security payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable and the Securities as in effect on the date hereof); or

            (8) make the Securities subordinated in right of payment to any extent or under any circumstances to any other indebtedness.

            With the consent of Holders of 66 2/3% of the aggregate principal amount of the Securities at the time outstanding, the Company and the Trustee may change the Change of Control Purchase Date and the Asset Sale Offer Period. In addition, no such amendment, supplemental indenture or waiver shall permit
(x) a release of Collateral (not otherwise permitted under the Security Documents) that relates to more than 25% of the fair market value (as determined in good faith by the Company's Board of Directors) of the Collateral at the date of release, without the consent of the Holders of 66 2/3% of the aggregate principal amount of the Securities then outstanding or
(y) a release (not otherwise permitted under the Security Documents) of all or substantially all of the Collateral or any amendment of or modification to this Indenture or the Security Documents that has the substantial effect thereof without the consent of Holders of 75% of the aggregate principal amount of Securities then outstanding.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

            After an amendment, supplement or waiver under this Section 9.02 or
Section 9.04 becomes effective, it shall bind each Holder.

            In connection with any amendment, supplement or waiver under this
Article 9, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

            SECTION 9.03. Compliance with TIA. Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (8) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

            SECTION 9.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

            SECTION 9.06. Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article 9; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture.

                                   ARTICLE 10

                             COLLATERAL AND SECURITY

            SECTION 10.01. Security. The Securities will be secured by the Collateral as and to the extent provided in the Security Agreement. Upon the acceleration of the maturity of the Securities as provided in Article 6, the Trustee shall foreclose upon the Collateral as provided in the Security Documents.

            The Lien in favor of the Trustee with respect to substantially all of the Collateral will be perfected to the extent contemplated by the Security Agreement on the Issue Date or the date of acquisition thereof by the Company or the applicable Guarantor.

            SECTION 10.02. Security Documents. The due and punctual payment of the principal of, premium, if any, and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other Obligations of the Company and the Guarantors to the Securityholders or the Trustee under this Indenture, the Securities and the Guarantees, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents. Each Securityholder, by its acceptance of a Security, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee as collateral agent to enter into each of the Security Documents and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith.

            Anything in the Security Documents to the contrary notwithstanding, none of the Company or any Guarantor will be required to grant Liens on any property acquired after the Securities are issued if such Lien on such property is expressly prohibited from being pledged pursuant to another contractual obligations binding on any such Person, such prohibition was not incurred by such Person with the intent of negating the requirements of this Section 10.02, and such Person, after using reasonable efforts, has been unable to terminate or modify such prohibition in order to permit such pledge and such property is not pledged to any other Person.

            SECTION 10.03. Recording and Opinions. (a) The Company shall furnish to the Trustee, promptly after the execution and delivery of this Indenture or any Security Documents , other than the Intercreditor Agreement, executed and delivered after the date of this Indenture, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this Indenture, the Security Documents, financing statements or other instruments necessary to make effective the Liens intended to be created by the Security Documents, and reciting the details of such action or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective.

            (b) The Company shall furnish to the Trustee, within three months after each anniversary of the date of this Indenture, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens to the extent required by the Security Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Liens.

            SECTION 10.04. Reserved.

            SECTION 10.05. Release of Collateral. (a) Subject to subsection (c) of this Section 10.05 and Section 10.06, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time at the sole cost and expense of the Company (x) upon payment in full of the Securities in accordance with the terms thereof and of this Indenture and all other Obligations of the Company and the Guarantors then due and owing under this Indenture, the Securities, the Guarantees and the Security Documents, including any defeasance pursuant to Article 8 and (y) as otherwise expressly permitted by the Security Documents. In addition, the Lien and security interests created by the Security Documents in any asset shall terminate and be released immediately without any further action upon the disposition of such asset in any transaction permitted under the Indenture. Upon compliance with the above provisions and the provisions of Section 13.04 hereof, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments or termination, satisfaction or release provided by or on behalf of the Company to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

            (b) Each other release of Collateral must comply with Section 9.02.

            (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Securities shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Company, no release of Collateral pursuant hereto shall be effective as against the Securities.

            (d) No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company and the Subsidiary Guarantors be under any obligation to ascertain or inquire into the authority of the Company or any Subsidiary Guarantor to make such sale or other disposition.

            SECTION 10.06. Certificates of the Company. To the extent applicable, the Company and the Guarantors shall comply with (a) TIA ss. 314(b), relating to Opinions of Counsel regarding the Lien of the Security Documents and
(b) TIA ss. 314(d), relating to the release of Collateral from the Lien of the Security Documents and Officers' Certificates or other documents regarding fair value of the Collateral. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of or an engineer, appraiser or other expert employed by the Company or any other obligor upon the Securities, as applicable, to the extent permitted by TIA ss. 314(d).

            SECTION 10.07. Authorization of Actions To Be Taken by the Trustee Under the Security Documents. The Trustee may, in its sole discretion and without the consent of the Securityholders, on behalf of the Securityholders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder. The Trustee shall have the power to institute and to maintain such suits and proceedings (subject to the terms of the Intercreditor Agreement) as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Securityholders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Securityholders or of the Trustee).

            SECTION 10.08. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. The Trustee is authorized to receive any funds for the benefit of the Securityholders distributed under the Security Documents, and to make further distributions of such funds to the Securityholders according to the provisions of this Indenture and the Security Documents.

                                   ARTICLE 11

                           RIGHT TO REQUIRE REPURCHASE

            SECTION 11.01. Repurchase of Securities at Option of the Holder upon a Change of Control. (a) In the event that a Change of Control occurs, unless the Company has elected to redeem all of the Securities upon the occurrence of a Change of Control as set forth in Article 3, each Holder will have the right, at such Holder's option, to require the Company to repurchase all or any part of such Holder's Securities (provided that the principal amount of such securities at stated maturity must be $1,000 or an integral multiple thereof) pursuant to an unconditional, irrevocable offer by the Company (the "Change of Control Offer") on a date that is no later than 45 Business Days after the occurrence of such Change of Control (the "Change of Control Purchase Date"), at a cash price (the "Change of Control Purchase Price") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to and including the Change of Control Purchase Date.

            (b) In the event that pursuant to this Section 11.01 the Company shall be required to commence a Change of Control Offer, the Company shall follow the procedures set forth in this Section 11.01 as follows:

            (1) the Change of Control Offer shall commence within 20 Business Days following the Change of Control date;

            (2) the Change of Control Offer shall remain open for 20 Business Days, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period");

            (3) upon the expiration of a Change of Control Offer Period, the Company shall purchase all of the properly tendered and not properly withdrawn Securities in response to the Change of Control Offer;

            (4) the Company shall provide the Trustee with notice of the Change of Control Offer at least five Business Days before the commencement of any Change of Control Offer; and

            (5) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                  (i) that the Change of Control Offer is being made pursuant to such notice and this Section 11.01 and that all Securities, or portions thereof, tendered will be accepted for payment;

                  (ii) the Change of Control Purchase Price (including the
            amount of accrued and unpaid interest), the Change of Control Purchase Date and the Change of Control Put Date (as defined below);

                  (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

                  (iv) that, unless the Company defaults in depositing cash with the Paying Agent in accordance with the last paragraph of this clause (b) or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                  (v) that Holders electing to have a Security, or portion
            thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.01, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Change of Control Purchase Date and (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

                  (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 11.01, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                  (vii) a brief description of the events resulting in such
            Change of Control.

            Any such Change of Control Offer shall comply with all applicable provisions of Federal and state securities laws, rules and regulations, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

            On or before the Change of Control Purchase Date, the Company will
(i) accept for payment Securities or portions thereof properly tendered and not properly withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (including accrued and unpaid interest) for all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent will on the Change of Control Purchase Date promptly deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price for such Securities, together with any accrued but unpaid interest, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will announce publicly the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                                   ARTICLE 12

                             GUARANTEE OF SECURITIES

            SECTION 12.01. Guarantee. (a) Each Guarantor, jointly and severally, irrevocably and unconditionally, guarantees, as a primary obligor and not as a surety, to each Holder of a Security now or hereafter authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, (i) the due and punctual payment of the principal, premium, if any, interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not an allowed claim in such proceeding) on overdue principal, premium, if any, and interest, if lawful on such Security, and (ii) all other monetary Obligations payable by the Company under this Indenture (including under Section 7.07 hereof) and the Securities (all of the foregoing being hereinafter collectively called the "Guarantees"), when and as the same shall become due and payable, whether by acceleration thereof, call for redemption or otherwise (including amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code), in accordance with the terms of any such Security and of this Indenture, subject, however, in the case of (i) and (ii) above, to the limitations set forth in Section 9.04 hereof. The Guarantees will rank pari passu with all other senior indebtedness of each Guarantor and senior in right of payment to all subordinated indebtedness of each Guarantor. Each Guarantor hereby agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any failure to enforce the provisions of any such Security or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, the recovery of any judgment against the Company, any action to enforce the same, by the Securityholders or the Trustee, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that its Guarantee shall not be discharged as to any such Security except by payment in full of the principal thereof, premium, if any, and all accrued interest thereon.

            (b) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Securityholder or the Trustee to any security held for payment of the Guarantees.

            (c) Each Guarantor agrees that it shall not be entitled to, and hereby irrevocably waives, any right of subrogation in relation to the Securityholders or the Trustee in respect of any Guarantee. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Securityholders and the Trustee, on the other hand, (x) the maturity of the Guarantee may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantees, and (y) in the event of any Declaration of Acceleration of such Guarantees as provided in Article 6 hereof, such Guarantees (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this
Article 12.

            (d) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Article 12.

            (e) Each Guarantor also agrees that, as the Securities, the Guarantees will be secured pursuant to Article 10.

            (f) Each Guarantor agrees to become a party to the Collateral Documents whereby the Guarantees will be secured in the manner set forth in such Security Documents.

            (g) The Guarantee set forth in this Article 12 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

            SECTION 12.02. Execution and Delivery of Guarantee. (a) To evidence each Guarantor's Guarantee set forth in this Article 12, each Guarantor hereby agrees that a notation of such Guarantee (the form of which is attached hereto as Exhibit B) shall be attached to each Security authenticated and delivered by the Trustee.

            (b) This Indenture shall be executed on behalf of each Guarantor, and an Officer of each Guarantor shall sign the notation of the Guarantee on the Security, by manual or facsimile signature. If an Officer whose signature is on this Indenture or the notation of Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless. Each Guarantor hereby agrees that the Guarantee set forth in Section 12.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Guarantee.

            (c) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

            SECTION 12.03. Guarantee Unconditional, Etc. Upon failure of payment when due of any Guarantee for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: the recovery of any judgment against the Company or any Guarantor; any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Security, by operation of law or otherwise; any modification or amendment of or supplement to this Indenture or any Security; any change in the corporate existence, structure or ownership of the company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Security; the existence or any claim, set-off or other rights which any Guarantor may have at any time against the Company, the Trustee, any Securityholder or any other Person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal, premium, if any, or interest on any Security or any other Guarantee; or any other act or omission to act or delay of any kind by the Company, the Trustee, any Securityholder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors' obligations hereunder. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demand whatsoever and covenants that this Guarantee will not be discharge except by the complete performance of the obligations contained in the Securities, this Indenture and in this Article 12. Each Guarantor's obligations hereunder shall remain in full force and effect until this Indenture shall have terminated and the principal of and interest on the Securities and all other Guarantees shall have been paid in full. If at any time any payment of the principal of or interest on any Security or any other payment in respect of any Guarantee is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article 12, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of the law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof.

            SECTION 12.04. Limitation of Guarantor's Liability. Each Guarantor, and by its acceptance of a Security, each Securityholder, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, Federal and state fraudulent conveyance laws or other legal principles. To effectuate the foregoing intention, the Securityholders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Guarantee or pursuant to Section 12.05 hereof, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance under federal or state law.

            SECTION 12.05. Contribution. In order to provide for just and equitable contribution amount the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by a Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantees.

            SECTION 12.06. Release. Upon the sale, exchange or other transfer of all of the outstanding Capital Stock, or all or substantially all of the assets, of a Guarantor owned by the Company or by any other Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary) to a Person that is not an Affiliate of the Company, which is otherwise in compliance with this Indenture, the Guarantee of such Guarantor shall be automatically and unconditionally released and discharged without any further action required on the part of the Trustee or any Securityholder. The Trustee shall execute an appropriate instrument prepared by the Company evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 12.06. Any Guarantor not so released remains liable for the full amount of principal, premium, if any, and interest on the Securities as provided in this Article 12.

            SECTION 12.07. Additional Guarantors. Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion). The Guarantee of each Person described in this Section 12.07 shall apply to all Securities theretofore executed and delivered, notwithstanding any failure of such Securities to contain a notation of such Guarantee thereon.

            SECTION 12.08. Successors and Assigns. This Article 12 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 12.09. Waiver of Stay, Extension or Usury Laws. Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 12.10. No Personal Liability of Partners, Stockholders, Officers, Directors. No direct or indirect stockholder, partner, employee, officer or director, as such, past, present or future of any Guarantor or any successor entity shall have any personal liability in respect of the obligations of any Guarantor or any successor entity under this Agreement by reason of his or its status as such stockholder, partner, employee, officer or director.

                                   ARTICLE 13

                                  MISCELLANEOUS

            SECTION 13.01. TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

            SECTION 13.02. Notices. Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company:

            Price Communications Wireless, Inc.
            45 Rockefeller Plaza
            New York, New York  10020
            Attention:  Chief Financial Officer
            Telecopy: (212) 397-3755
            if to the Trustee:

            Bank of Montreal Trust Company
            88 Pine Street
            19th Floor
            New York, New York  10005
            Attention:  Corporate Trust Department
            Telecopy: (212) 701-7698

            Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 13.03. Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

            SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

            (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an opinion of Counsel (in form and substance reasonably Satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            SECTION 13.06. Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

            SECTION 13.07. Legal Holidays. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            SECTION 13.08. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION

OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

            SECTION 13.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 13.10. No Recourse Against Others. No direct or indirect employee, stockholder, director or officer, as such, past, present or future of the Company, or any successor entity, shall have any personal liability in respect of the obligations of the Company under the Securities or this indenture by reason of his or its status as such stockholder, employee director or officer. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver an release are part of he consideration for the issuance of the Securities.

            SECTION 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

            SECTION 13.12. Duplicate Originals. All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

            SECTION 13.13. Severability. In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

            SECTION 13.14. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

            SECTION 13.15. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

            SECTION 13.16. Registration Rights. Certain Holders of the Securities are entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

                            [Signature Pages Follow]

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                    PRICE COMMUNICATIONS WIRELESS,
                                       INC., a Delaware corporation

                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                    ALBANY CELLULAR PARTNERS

                                    By: Palmer Wireless Holdings, Inc.,
                                        its managing partner

                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                    COLUMBUS CELLULAR TELEPHONE COMPANY

                                    By: Palmer Wireless Holdings, Inc.,
                                        its managing partner

                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                    MACON CELLULAR TELEPHONE SYSTEMS
                                         LIMITED PARTNERSHIP

                                    By: CEI Communications, Inc., its
                                        general partner

                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                    SAVANNAH CELLULAR LIMITED
                                       PARTNERSHIP

                                    By: Palmer Wireless Holdings, Inc.,
                                        its general partner

                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                    PANAMA CITY CELLULAR TELEPHONE
                                       COMPANY, LTD.

                                    By: Panama City Communications, Inc.,
                                        its general partner

                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                    PANHANDLE CELLULAR PARTNERSHIP

                                    By: Palmer Wireless Holdings, Inc.,
                                        its managing partner

                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:


                             PALMER WIRELESS HOLDINGS, INC.
                             PRICE COMMUNICATIONS WIRELESS II, INC.
                             PRICE COMMUNICATIONS WIRELESS III, INC.
                             PRICE COMMUNICATIONS WIRELESS IV, INC.
                             PRICE COMMUNICATIONS WIRELESS V, INC.
                             PRICE COMMUNICATIONS WIRELESS VI, INC.
                             PRICE COMMUNICATIONS WIRELESS VII, INC.
                             PRICE COMMUNICATIONS WIRELESS VIII, INC.
                             PRICE COMMUNICATIONS WIRELESS IX, INC.
                             CEI COMMUNICATIONS, INC.
                             CELLULAR DYNAMICS TELEPHONE COMPANY
                             CELLULAR SYSTEMS OF SOUTHEAST ALABAMA, INC.
                             DOTHAN CELLULAR TELEPHONE COMPANY, INC.
                             MONTGOMERY CELLULAR HOLDING CO., INC.
                             MONTGOMERY CELLULAR TELEPHONE COMPANY, INC.
                             PANAMA CITY COMMUNICATIONS, INC.

                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:

Accepted and agreed to as of the date first above written:

NATWEST CAPITAL MARKETS LIMITED, on
behalf of and as Representative of
the Purchasers

By:
   ------------------------------
   Name:
   Title:

                                    BANK OF MONTREAL TRUST
                                      COMPANY, Trustee

                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                               {FORM OF SECURITY}

                9-1/8% SERIES {A/B} SENIOR SECURED NOTE DUE 2006

No.
CUSIP No.

            Price Communications Wireless, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $_________ Dollars, on December 15, 2006.

            Interest Payment Dates: December 15 and June 15 of each year; commencing December 15, 1998.

            Record Dates: December 1 and June 1.

            Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

Dated:

                                    PRICE COMMUNICATIONS WIRELESS,
                                       INC., a Delaware corporation

                                    By: _____________________________________
                                        Name:
                                        Title:

                {FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION}

            This is one of the Securities described in the within-mentioned Indenture.

                                    Bank of Montreal Trust Company,
                                    as Trustee

                                    By:______________________________
                                           Authorized Signatory

Dated:

                       PRICE COMMUNICATIONS WIRELESS, INC.

                9-1/8% Series {A/B} Senior Secured Note due 2006

            Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
(2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE WITH RESPECT TO SUCH TRANSFER, RESALE OR OTHERWISE, TRANSFER THIS NOTE EXCEPT
(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS

----------
(1) This paragraph should only be added if the Security is issued in global form.

RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING PURSUANT TO CLAUSE (2)(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "UNITED STATES PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS

            1. Interest.

            Price Communications Wireless, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below. Interest will accrue at 9-1/8% per annum and will be payable semi-annually in cash on each December 15 and June 15, commencing December 15, 1998, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date") to Holders of record of the Securities at the close of business on the immediately preceding December 1 or June 1, whether or not a Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. To the extent lawful, the Company shall pay interest on overdue principal at the rate of the then applicable interest rate on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

            2. Method of Payment.

            The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address.

            3. Paying Agent and Registrar.

            Initially, Bank of Montreal Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to Note Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

            4. Indenture.

            The Company issued the Securities under an Indenture, dated as of June 16, 1998 (the "Indenture"), between the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are secured obligations of the Company limited in aggregate principal amount to $1,000,000,000.

            5. Redemption.

            (a) Except as set forth below, the Company will not have the right to redeem any Securities prior to June 15, 2002. On or after June 15, 2002, the Company will have the right to redeem all or any part of the Securities in cash at the redemption prices (expressed as a percentage of the aggregate principal amount thereof) set forth below, in each case including accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) if redeemed during the 12-month period beginning June 15 of the years indicated below:

             Year                             Redemption Price
             ----                             ----------------
             2002                                104.56250%
             2003                                102.28125%
             2004 and thereafter                 100.00000%

            Notwithstanding the optional redemption provisions described in the preceding paragraph (a), prior to June 15, 2002, in the event that the Company or any Parent consummates one or more Equity Offerings, other than in an circumstances resulting in, or as part of a series of transactions resulting in, directly or indirectly, a Change of Control, on or before the third anniversary of the date of the issuance of the Securities, the Company may at its option, use all or a portion of the cash received by it or contributed to it from such offerings to redeem up to 35% of the originally issued aggregate principal amount of the Securities at a cash redemption price equal to 109.125% of the principal amount of the Securities so redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that (x) at least 65% of the original aggregate principal amount of the Notes remains outstanding thereafter (excluding any Securities owned by the Company or any of its Affiliates), and
(y) any such net cash proceeds of such Equity Offering by any Parent to be used for such a redemption shall be contributed to the Company in an amount in cash sufficient to redeem the Securities to be redeemed at the then current redemption price. Notice of any such redemption must be given within 60 days after the date of the last Equity Offering the proceeds of which are to be so contributed.

            In the case of a partial redemption, the Trustee shall select the Securities or portions thereof for redemption on a pro rata basis or in such other manner as it deems appropriate and fair. The Securities may be redeemed in part in multiples of $1,000 only.

            The Securities will not have the benefit of a sinking fund.

            Any such redemption will comply with Article 3 of the Indenture.

            (b) In addition, notwithstanding the optional redemption provisions described above, at any time on or prior to June 15, 2002, the Securities may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control (but in no event more than 90 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            6. Notice of Redemption.

            Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to a Redemption Date, to the Holder of each Security to be re-deemed at such Holder's last address as then shown upon the registry books of the Registrar.

            Any notice which relates to a Security to be redeemed in part only must state the portion of the principal amount to be redeemed and must state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date fixed for redemption, interest will cease to accrue on the portions of the Securities called for redemption.

            7. Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption prior to 15 days after the notice of redemption.

            8. Persons Deemed Owners.

            The registered Holder of a Security may be treated as the owner of it for all purposes.

            9. Unclaimed Money.

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

            10. Discharge Prior to Redemption or Maturity.

            Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, cash, U.S. Legal Tender Equivalents, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding their obligation to pay the principal of and interest on the Securities). Upon satisfaction of certain additional condi-tions set forth in the Indenture, the Company may elect to have its obligations discharged with respect to outstanding Securities.

            11. Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

            12. Restrictive Covenants.

            The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

            13. Ranking.

            Payment of principal, premium, if any, and interest on the Securities is (i) senior in the right of payment to all subordinated Indebtedness of the Company and (ii) effectively senior in right of payment to all unsecured Indebtedness of the Company to the extent of the value of the Collateral (as defined in the Indenture) available for payment of the Securities.

            14. Repurchase at Option of Holder.

            (a) If there is a Change of Control, unless the Company has elected to redeem all of the Securities as set forth under Section 3.01(b) of the Indenture, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Securities at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Payment Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

            (b) The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale as described in the Indenture or to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date.

            15. Successors.

            When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

            16. Defaults and Remedies.

            If an Event of Default occurs and is continuing (other than as Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. The Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

            17. Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

            18. No Recourse Against Others.

            No stockholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the securities or the Indenture by reason of his or its status as such stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

            19. Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

            20. Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            21. CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

            22. Additional Rights of Holders of Transfer Restricted Securities.

            In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.

                              {FORM OF} ASSIGNMENT

I or we assign this Security to

________________________________________________________________________________

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee

________________________________________________________________________________
and irrevocably appoint _________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: _______________ Signed:_______________________________

________________________________________________________________________________
(Sign exactly as name appears on the other side of this Security)

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Article 11 of the Indenture, check the appropriate box:

            {_} Section 4.15              {_} Article 11

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Article 11 of the Indenture, as the case may be, state the principal amount you want to be purchased: $_____________

Date:_________________    Signature:___________________________________
                                    (Sign exactly as your name appears
                                    on the other side of this security)

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(2)

            The following exchanges of a part of this Global Security for Definitive Securities have been made:

                          Amount of
                          increase
             Amount of       in      Principal Amount     Signature of
            decrease in   Principal   of this Global       authorized
             Principal    Amount of      Security          officer of
             Amount of      this      following such       Trustee or
  Date of   this Global    Global      decrease (or        Securities
 Exchange     Security    Security       increase)         Custodian
-----------------------------------------------------------------------------

----------
(2) This schedule should only be added if the Security is issued in global form.

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                    REGISTRATION OF TRANSFER OF SECURITIES(3)

Re: 9-1/8% SERIES A SENIOR SECURED NOTES DUE 2006 OF PRICE COMMUNICATIONS WIRELESS, INC.

            This Certificate relates to $ principal amount of Securities held in 4__________ book-entry or(4) __________ definitive form by (the "Transferor").

            1. The Transferor:*

{_} (a) has requested the Trustee by written order to deliver in exchange or its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

{_} (b) has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

            2. In connection with any such request prior to the date which is two years after the later of the issuance of this Security (or any predecessor Security) and the sale hereof by an Affiliate (as defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")) of the Company (computed in accordance with paragraph (d) of Rule 144 under the Securities Act) or by a Transferor that was at the date of such transfer or during the three months preceding such date of transfer an Affiliate of the Company, and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in Section 2.06 of such Indenture, the transfer of this Security does not require registration under the Securities Act because:*

{_} (a) Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

{_} (b) Such Security is being transferred to a person who the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a qualified institutional buyer over which it exercises sole investment discretion that is aware that the transfer is being made in

----------
(3)   The following should be included only for Initial Securities.

(4)   Check applicable box.

reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(i) or Section 2.06(d)(i)(B) of the Indenture).

{_} (c) Such Security is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).

{_} (d) Such Security is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1),(2),(3) or (7) under the Securities Act which delivers a certificate in the form of Exhibit B to the Indenture to the Trustee (in satisfaction of Section 2.06(a)(ii)(D) or Section 2.06(d)(i)(D) of the Indenture).

{_} (e) Such Security is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(E) or Section 2.06(d)(i)(E) of the Indenture).

                                    _________________________________
                                    {INSERT NAME OF TRANSFEROR}

                                    By:______________________________

Date:_______________

            3. Affiliation with the Company {check if applicable}

{_}   (a) The undersigned represents and warrants that it is, or at some time during which it held this Security was, an Affiliate of the Company.

      (b) If 3(a) above is checked and if the undersigned was not an Affiliate of the Company at all time during which it held this Security, indicate the periods during which the undersigned was an Affiliate of the Company:

            __________________________.

      (c) If 3(a) above is checked and if the Transferee will not pay the full purchase price for the transfer of this Security on or prior to the date of transfer, indicate when such purchase price will be paid:

            __________________________.

TO BE COMPLETED BY TRANSFEREE IF 2(b) ABOVE IS CHECKED AND THE TRANSFEROR IS NOT A QUALIFIED INSTITUTIONAL BUYER:

            The undersigned represents and warrants that it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information.

Dated:_________________         ________________________________________
                                NOTICE:  To be executed by an officer.

TO BE COMPLETED BY TRANSFEREE IF 2(c) ABOVE IS CHECKED:

            The undersigned represents and warrants that it is not a "U.S. Person" (as defined in Regulation S under the Securities Act of 1933, as amended).

Dated:_________________         ________________________________________
                                NOTICE:  To be executed by an officer.

If none of the boxes under Section 2 of this certificate is checked or if any of the above representations required to be made by the Transferee is not made, the Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof.

THE UNDERSIGNED HEREBY AGREES THAT, UNLESS THE BOX ABOVE UNDER ITEM 3(a) IS CHECKED, THE UNDERSIGNED SHALL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT NOR HAS IT BEEN AT ANY TIME DURING WHICH IT HELD THIS SECURITY AN AFFILIATE, AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE COMPANY.

Dated:_________________         _________________________________________
                                NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of this Security particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT B

                               [FORM OF GUARANTEE]

            For value received, the undersigned hereby fully and unconditionally guarantees to the Holder of this Security the cash payments, in U.S. dollars, of principal of, premium, if any, and interest on, this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, on this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Twelve of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of June 16, 1998, by and among Price Communications Wireless, Inc., each of the Guarantors party thereto, the undersigned and Bank of Montreal Trust Company, as Trustee, as amended or supplemented (the "Indenture").

            The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

            No direct or indirect stockholder, partner, employee, officer or director, as such, past, present or future of any Guarantor or any successor entity shall have any personal liability in respect of the obligations of any Guarantor or any successor entity under this Agreement by reason of his or its status as such stockholders, partner, employee, officer or director.

            THIS NOTE GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THIS NOTE GUARANTEE.

            This Guarantee is subject to release upon the terms set forth in the Indenture.

            IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guarantee to be duly executed.

Dated:
                                    [NAME OF GUARANTOR]

                                    By: ________________________________
                                        Name:
                                        Title:


                                    By: ________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT C

                           [Form of Certificate to Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors]

Bank of Montreal Trust Company
88 Pine Street
19th Floor
New York, New York  10005
Attention:  Corporate Trust Department

            Re:  Price Communications Wireless, Inc.
                 9-1/8% Senior Secured Notes due 2006

Ladies and Gentlemen:

            In connection with our proposed purchase of 9-1/89% Senior Secured Notes due 2006 (the "Securities") of Price Communications Wireless, Inc. (the "Company"), we confirm that:

            1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated June 16, 1998 relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i),
(ii), (iii), and (iv) of the Offering Memorandum and in the section entitled "Transfer Restrictions on the Notes" of the Offering Memorandum including the restrictions on duplication and circulation of the Offering Memorandum.

            2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified in-stitutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

            4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as described in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions on the Notes" of the Offering Memorandum.

            5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

            6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    By: ________________________________
                                        Name:

                                                                       EXHIBIT D

                           [Form of Certificate to Be
                          Delivered in Connection with
                       Transfers Pursuant to Regulation S]

Bank of Montreal Trust Company
88 Pine Street
19th Floor
New York, New York  10005
Attention:  Corporate Trust Department

            Re: Price Communications Wireless, Inc.
                (the "Company") 9 1/8% Senior Secured
                Notes due 2006 (the "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of $_________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Securities was not made to a Person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]


                                    By: ________________________________
                                        Authorized Signature

                                                                       EXHIBIT E

                          [Form of Security Agreement]

                                                                       EXHIBIT F

                         [Form of Increditor Agreement]


                                      F-1